UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________________

SCHEDULE 14A

________________________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Bleichroeder Acquisition Corp. II
(Name of Registrant as Specified in Its Charter)

_________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below in exhibit required by Item 25(b) Exchange Act Rules 14a-6(i)(14) and 0-11.

PROXY STATEMENT/PROSPECTUS SUPPLEMENT NO. 1
(To the Proxy Statement/Prospectus dated August 5, 2026)

PROXY STATEMENT FOR EXTRAORDINARY GENERAL MEETING
OF SHAREHOLDERS OF
BLEICHROEDER ACQUISITION CORP. II

PROSPECTUS FOR 238,333,333 ORDINARY SHARES, 17,333,333 WARRANTS AND
17,333,333 ORDINARY SHARES ISSUABLE UPON EXERCISE OF WARRANTS
OF BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2

1345 Avenue of the Americas, Fl 47
New York, New York 10105
(212) 984-3835

Explanatory Note

This proxy statement/prospectus supplement (this “Supplement”) supplements the proxy statement/prospectus dated August 5, 2026 (this “Proxy Statement/Prospectus”) that was mailed by Bleichroeder Acquisition Corp. II, a Cayman Islands exempted company (“Bleichroeder”), to its shareholders on or about August 5, 2026 in connection with the proposed business combination (the “Business Combination”) by and among Bleichroeder, Bleichroeder Acquisition France Merger Sub 2, a French société anonyme and subsidiary of Bleichroeder (“Merger Sub”), and Pasqal Holding SAS, a French société par actions simplifiée (the “Legacy Pasqal”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Proxy Statement/Prospectus.

This Supplement is being filed solely to (A) provide an updated Annex B to include (i) the full text of the Reincorporation Plan of Merger relating to the Reincorporation Merger that would be required to be filed with the Registrar of Companies of the Cayman Islands pursuant to the provisions of Part 16 of Companies Act (Revised) of the Cayman Islands, as amended (the “Cayman Reincorporation Plan of Merger”), and (ii) the full text of the Reincorporation Plan of Merger relating to the Reincorporation Merger that would be required to be filed with the Registre du Commerce et des Sociétés in relation to the Reincorporation Merger, and all matters related thereto in accordance with the French Code de commerce (the “French Reincorporation Plan of Merger” and, together with the Cayman Reincorporation Plan of Merger, the “Reincorporation Plan of Merger” and, the transaction contemplated thereby, the “Reincorporation Merger”) and (B) provide an updated Annex H-1 to correct certain clerical errors in the amended and restated articles of association of New Pasqal (the “New Pasqal Articles of Association”). The terms of the Reincorporation Plan of Merger relating to the Reincorporation Merger are disclosed in Proposal No. 2 of the Proxy Statement/Prospectus and the terms of the New Pasqal Articles of Association are disclosed in Proposals No. 4 and 5 of the Proxy Statement/Prospectus. No changes are being made to the Proxy Statement/Prospectus.

Annex B attached hereto replaces and supersedes Annex B as originally filed with the Proxy Statement/Prospectus on August 5, 2026.

Annex H-1 attached hereto replaces and supersedes Annex H-1 as originally filed with the Proxy Statement/Prospectus on August 5, 2026.

Except as set forth herein, this Supplement does not modify, update or vary any terms of the Reincorporation Plan of Merger relating to the Reincorporation Merger or of the New Pasqal Articles of Association, as disclosed in the Proxy Statement/Prospectus.

This Supplement is not complete without the Proxy Statement/Prospectus. This Supplement should be read in conjunction with the Proxy Statement/Prospectus, which in turn should be read in its entirety, and this Supplement is qualified by reference thereto, except to the extent that the information in this Supplement updates or supersedes the information contained in the Proxy Statement/Prospectus.

The Proxy Statement/Prospectus provides Bleichroeder shareholders with detailed information about the Business Combination and other matters to be considered at the extraordinary general meeting. We encourage you to read the entire Proxy Statement/Prospectus, including the Annexes and other documents referred to therein, carefully and in their entirety. You should also carefully consider the risk factors described in the section titled “Risk Factors” beginning on page 25 of the Proxy Statement/Prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

This Supplement is dated August 14, 2026.

Annex B

Dated [•] 2026

BLEICHROEDER ACQUISITION CORP. II

BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2

______________________________________________________

plan of merger

______________________________________________________

Contents

1	Definitions and Interpretation	B-2
2	Name and registered office of each Constituent Company	B-2
3	Shares in the Constituent Companies	B-2
4	Effective Date	B-3
5	Terms and conditions of the Merger	B-3
6	Rights and restrictions attaching to the shares of the Surviving Company	B-3
7	Constitutional documentation of the Surviving Company	B-3
8	Director benefits	B-3
9	Secured creditors	B-3
10	Directors of the Surviving Company	B-4
11	Authorisations or approvals	B-4
12	Termination or amendment	B-4
13	Counterparts	B-5
14	Governing law and jurisdiction	B-5
Schedule 1		B-7
Schedule 2		B-8

Annex B-i

This plan of merger (this Plan of Merger) is made on [•] 2026.

parties:

1            Bleichroeder Acquisition Corp. II, an exempted company incorporated in the Cayman Islands with registered number 425062 and having its registered office at Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands (the Merging Company ); and

2            Bleichroeder Acquisition France Merger Sub 2, a French société anonyme formed under the laws of the Republic of France and having its registered office at 23, rue de Choiseul – 75002 Paris, France (the Surviving Company),

(the Merging Company and the Surviving Company are together the Constituent Companies).

recitals:

A           The respective board of directors (or equivalent governing bodies) of each Constituent Company have approved a merger of the Constituent Companies so that the Merging Company will merge with and into the Surviving Company (the Merger). Immediately upon the Merger becoming effective, the undertaking, property and liabilities of the Constituent Companies will automatically vest in the Surviving Company, the Merging Company will cease to exist and the Surviving Company will continue as the surviving company as a a société anonyme under the laws of the Republic of France.

B           Part 16 of the Companies Act (Revised) of the Cayman Islands (the Companies Act) provides for the statutory mechanics by which the Merger can be effected. Amongst other matters, the Companies Act requires that a written plan of merger be approved by the directors and shareholders of the Constituent Companies and that such plan of merger be signed by a director on behalf of each Constituent Company and be filed with the Registrar of Companies in the Cayman Islands (the Registrar). Section 233(4) of the Companies Act provides a list of prescribed matters which must be addressed in the plan of merger.

C           Each Constituent Company wishes to enter this Plan of Merger in accordance with Part 16 of the Companies Act (in particular, under section 237(7) where the surviving company is to be an overseas company).

D           The respective board of directors (or equivalent governing bodies) of each Constituent Company have also approved the terms and conditions of an agreement and plan of merger dated 28 February 2026 (as amended by that certain Amendment No. 1 to the Agreement and Plan of Merger and Assignment and Assumption Agreement, dated 26 May 2026, that certain Amendment No. 2 to the Agreement and Plan of Merger, dated 25 June 2026, and that certain Amendment No. 3 to the Agreement and Plan of Merger, dated 22 July 2026) by and between, amongst others, the Surviving Company and the Merging Company in the form set out in Schedule 1 (as may be further amended, supplemented or otherwise modified from time to time, the Business Combination Agreement).

Annex B-1

It is agreed as follows:

1            Definitions and Interpretation

1.1         Terms not otherwise defined in this Plan of Merger will have the meanings given to them in the Business Combination Agreement.

1.2         In this Plan of Merger:

(a)         except where the context otherwise requires, words denoting the singular include the plural and vice versa, words denoting a gender include every gender and references to persons include bodies corporate and unincorporated;

(b)         references to recitals, clauses and Schedules are, unless the context otherwise requires, references to recitals and clauses hereof and Schedules hereto and references to sub-clauses are, unless otherwise stated, references to the sub-clause of the clause in which the reference appears;

(c)         the recitals and the Schedules form part of this Plan of Merger and will have the same force and effect as if they were expressly set out in the body of this Plan of Merger and any reference to this Plan of Merger will include the recitals and the Schedules;

(d)         any reference to this Plan of Merger or to any agreement or document referred to in this Plan of Merger will be construed as a reference to such agreement or document as amended, varied, modified, supplemented, restated, novated or replaced from time to time;

(e)         any reference to any statute or statutory provision will, unless the context otherwise requires, be construed as a reference to such statute or statutory provision as the same may have been or may be amended, modified, extended, consolidated, re-enacted or replaced from time to time; and

(f)          clause headings and the index are inserted for convenience only and will not affect the construction of this Plan of Merger.

2            Name and registered office of each Constituent Company

2.1         The Merging Company and the Surviving Company are the constituent companies (as defined in section 232 of the Companies Act) participating in the Merger.

2.2         The Surviving Company will be the surviving company (as defined in section 232 of the Companies Act) following the Merger.

2.3         Following the Merger, the Surviving Company will continue to be named “Bleichroeder Acquisition France Merger Sub 2”.

2.4         The registered office of the Merging Company is c/o Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands.

2.5         The registered office of the Surviving Company is 23, rue de Choiseul – 75002 Paris, France.

2.6         Following the Merger, the registered office of the Surviving Company will continue to be 23, rue de Choiseul – 75002 Paris, France.

3            Shares in the Constituent Companies

3.1         Immediately prior to the Effective Date, the authorised share capital of the Merging Company will be $55,500 divided into 500,000,000 Class A ordinary shares of a par value of $0.0001 each, 50,000,000 Class B ordinary shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each.

3.2         Immediately prior to the Effective Date, the authorised share capital of the Surviving Company will be EUR 50,000, divided into 8,137 shares with a par value of approximately EUR 6.14 each.

Annex B-2

3.3         Immediately following the Merger, the authorised share capital of the Surviving Company will be EUR 235,549,545.29, divided into 38,333,333 shares with a par value of approximately EUR 6.14 each.

4            Effective Date

The Merger will be effective on 27 August 2026 or such later date as the directors of the Constituent Companies may agree and specify in accordance with this Plan of Merger and the Companies Act (the Effective Date).

5            Terms and conditions of the Merger

5.1         The terms and conditions of the Merger, including the manner and basis of converting shares in the Merging Company into shares in the Surviving Company, are set out in this Plan of Merger and the Business Combination Agreement (including, without limitation Article II of the Business Combination Agreement).

5.2         On the Effective Date:

(a)     the rights, the property of every description including choses in action, and the business, undertaking, goodwill, benefits, immunities and privileges of each of the Constituent Companies will immediately vest in the Surviving Company in accordance with section 236(1)(b) of the Companies Act; and

(b)    the Surviving Company will become liable for and subject, in the same manner as the Constituent Companies, to all mortgages, charges or security interests, and all contracts, obligations, claims, debts and liabilities of each of the Constituent Companies in accordance with section 236(1)(c) of the Companies Act.

5.3         On the Effective Date, upon payment of the applicable fees under the Companies Act and upon the Registrar being satisfied that the requirements of subsections 237(7) and 237(10) of the Companies Act have been complied with, the Registrar will strike off the Merging Company from the Register of Companies of the Cayman Islands and issue a certificate of strike off by way of merger with an overseas company, in accordance with section 237(13) of the Companies Act.

6            Rights and restrictions attaching to the shares of the Surviving Company

Following the Merger, the rights and restrictions attaching to the shares in the capital of the Surviving Company will be as detailed in the amended and restated articles of association of the Surviving Company attached at Schedule 2 hereto (the Articles).

7            Constitutional documentation of the Surviving Company

On the Effective Date, the articles of association of the Surviving Company shall be amended and restated by the deletion of the then current articles of association of the Surviving Company in their entirety and the substitution in their place with the articles of association of the Surviving Company attached at Schedule 2.

8            Director benefits

No director of the Surviving Company or the Merging Company has received or will receive any amount or benefit consequent upon the Merger.

9            Secured creditors

Neither the Surviving Company nor the Merging Company has any secured creditors nor has either the Surviving Company or the Merging Company granted any fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

Annex B-3

10          Directors of the Surviving Company

10.1       The names and addresses of the directors and officers of the Surviving Company immediately prior to the Merger are as follows:

Name	Address
Michel Combes	[•]
Marcello Padula	[•]
Andrew Gundlach	[•]

10.2       The name and address of the directors of the Surviving Company immediately following the Merger are as follows:

Name	Address
Dr. Wasiq Bokhari	[•]
Alain Aspect	[•]
Georges-Olivier Reymond	[•]
Michel Combes	[•]
Barbara Dalibard	[•]
Michael Blitzer	[•]
Nicolas Berdou	[•]
Jean Ruby	[•]
Andrew Gundlach	[•]

11          Authorisations or approvals

11.1       The directors (or equivalent governing bodies) of the Constituent Companies have approved this Plan of Merger in accordance with sections 237(7) and 233(3) of the Companies Act.

11.2       The shareholders of the Merging Company have authorised this Plan of Merger by way of a special resolution in accordance with sections 237(7) and 233(6) of the Companies Act.

11.3       The shareholders of the Surviving Company have authorised this Plan of Merger in accordance with articles of association of the Surviving Company.

12          Termination or amendment

12.1       At any time prior to the Effective Date, subject to the Business Combination Agreement, this Plan of Merger may be:

(a)         terminated by the directors of either of the Constituent Companies; or

(b)         amended by the directors of both of the Constituent Companies to:

(i)          change the Effective Date, provided that the new Effective Date of the Merger complies with the provisions of section 234 of the Companies Act such that it cannot be a date later than the ninetieth day after the date of registration of the Plan of Merger with the Registrar; or

(ii)         make any other changes to the Plan of Merger which the directors of both the Constituent Companies consider, in their sole and absolute discretion, to be necessary or desirable for the purpose of effecting the Merger..

12.2       If this Plan of Merger is terminated or amended in accordance with clause 12.1 after it has been filed with the Registrar but before it has become effective, the Constituent Companies must file or cause to be filed notice of the termination or amendment (as applicable) with the Registrar in accordance with sections 235(2) and 235(4) of the Companies Act and must distribute copies of such notice in accordance with section 235(3) of the Companies Act.

Annex B-4

13          Counterparts

This Plan of Merger may be executed and delivered in any number of counterparts, all of which taken together constitute one and the same document.

14          Governing law and jurisdiction

14.1       This Plan of Merger is governed by and will be construed in accordance with the laws of the Cayman Islands.

14.2       The parties submit to the exclusive jurisdiction of the courts of the Cayman Islands and the courts of appeal from them to determine any dispute arising out of or in connection with this Plan of Merger. The parties agree not to object to the exercise of jurisdiction of those courts on any basis.

[Signature page follows.]

Annex B-5

This Plan of Merger has been entered into by the parties on the date first written above.

Merging Company

…............................................................ Signed for and on behalf of Bleichroeder Acquisition Corp. II by: Name: Position: Director

Surviving Company

…............................................................ Signed for and on behalf of BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2 by: Name: Position:

Annex B-6

Schedule 1

Business Combination Agreement

See Annex A, Annex A-1, Annex A-2 and Annex A-3 attached to the proxy statement/prospectus

Annex B-7

Schedule 2

Articles

Annex B-8

Translation for information purposes only (French version prevailing in all cases)

Bleichroeder Acquisition France Merger Sub 2
Public limited company with a capital of EUR [•]
23, rue de Choiseul
75002 Paris
France

(the “Company”)

ARTICLES OF ASSOCIATION

_______________________________________

Articles of association amended on [•]

Certified true copy of the original by [•], managing director

Article 1 - Corporate form

The Company is a public limited company governed by the applicable laws and regulations as well as by these articles of association.

Article 2 - Corporate name

The corporate name is:

“Bleichroeder Acquisition France Merger Sub 2”.

All deeds and documents issued by the Company must mention the corporate name, immediately preceded or followed by the words “public limited company” or the acronym “S.A.”, as well as the amount of the share capital, the place and the registration number of the Company in the Trade and Companies Register.

Article 3 - Corporate purpose

The Company’s corporate purpose, directly or indirectly, in France and abroad:

-        the study, design, manufacture, marketing, distribution, development, operation and maintenance of computer software, systems, components, solutions and hardware and simulators, the production of prototypes and technological or innovative products or elements relating to the use of neutral atoms manipulated by laser, including the exploitation and commercialization of research for this purpose, patents and know-how related to these concepts and technologies;

-        consulting in the field of quantum computing, quantum information science and lasers;

-        the provision of engineering, research and consulting in quantum computing, quantum simulation, and new quantum information technologies, consulting and assistance in this field;

-        the study, design, manufacture, prototyping and marketing of technological or innovative solutions, systems and hardware and computer equipment;

-        research and development in all the aforementioned matters;

-        the taking, filing, registration, acquisition, exploitation, maintenance or transfer of all processes, patents, trademarks and more generally any intellectual property rights relating to the aforementioned matters;

-        the acquisition of all interests and participations in equity and quasi-equity, including the full holding of the capital of one or more commercial, industrial, financial or other companies, French or foreign, whatever their purpose, created or to be created, by any means and in any form whatsoever (in particular by way of creation, contribution, subscription, purchase of shares or stock, merger, joint venture or grouping), the administration, management, control and development of said interests and shareholdings;

-        the management, sale and consolidation of these interests and participations;

-        and more generally all economic, legal, industrial, commercial, civil, financial, movable or immovable transactions directly or indirectly related to its corporate purpose, or any similar, related or complementary objects or likely to promote its extension or development.

The Company may act, both in France and abroad, on its own behalf or on behalf of third parties, either alone or in partnership, joint venture, economic interest grouping, or company, with any other companies or individuals, and may carry out, in any form whatsoever, directly or indirectly, operations falling within its corporate purpose.

Article 4 - Head office

The registered office is located at:

23, rue de Choiseul
75002 Paris
France

The transfer of the Company’s registered office may only be decided by the extraordinary general meeting acting in accordance with the conditions provided for by law and these articles of association.

Annex B-10

Article 5 - Duration

The duration of the Company is 99 years from its registration in the Trade and Companies Register, except in cases of extension or early dissolution.

Article 6 - Share capital

The share capital is set at the amount of EUR [•] (€[•]).

It is divided into [•] ([•]) ordinary shares with a nominal value of EUR [•] (€[•]), fully paid up.

Article 7 - Modification of the share capital

The share capital may be increased, reduced or depreciated under the conditions provided for by the applicable laws and regulations.

Article 8 - Payment of shares

In the event of a capital increase, the cash shares must, at the time of subscription, be paid up of the minimum amount provided for by laws and regulations. Partially paid-up shares are registered until they are fully paid up. The surplus is paid up in one or more instalments by decision of the board of directors within a maximum period of five years from the day on which the capital increase became final.

Calls for funds are brought to the attention of subscribers by registered letter with acknowledgement of receipt sent at least fifteen days before the date set for each payment. Payments are made either at the registered office or at any other place indicated for this purpose.

If the shareholder fails to make payment by the dates set by the board of directors, the amounts due shall, by operation of law, bear interest at the legal interest rate, from the due date, without prejudice to the other remedies and penalties provided for by the laws and regulations, the Company being able in particular to sell the securities not paid up from the payments due.

Article 9 - Form of shares

The shares must be registered. They shall be recorded in an individual account under the conditions and in accordance with the procedures provided for by the laws and regulations.

Article 10 - Indivisibility of shares

The shares are indivisible with respect to the Company. The co-owners of undivided shares are represented at general meetings by one of them or by a sole proxy. In the event of disagreement, the representative is appointed in court at the request of the most diligent co-owner.

The voting rights attached to the share belong to the usufructuary (usufruitier) in ordinary general meetings and to the bare owner (nu-propriétaire) in extraordinary general meetings.

Article 11 - Transfer and transmission of shares

Shares are freely transferable.

The transfer of shares is carried out by transfer from account to account, in accordance with the terms and conditions defined by the applicable laws and regulations.

The shares may be leased or loaned under the conditions provided for by the applicable laws and regulations.

Article 12 - Rights and obligations attached to the shares

Each share gives its holder a simple right to vote at general meetings.

Each share entitles its holder to a proportional share of the profits and of the Company’s assets corresponding to the portion of capital it represents. Ownership of a share automatically implies adherence to the articles of association and the decisions of the general meeting. Shareholders shall bear losses only up to the amount of their contributions.

Annex B-11

The heirs, creditors, assigns or other representatives of a shareholder may not request the sealing of the Company’s assets and securities, nor request their division or sale, nor interfere in the acts of its administration; in exercising their rights, they must refer to the corporate inventories and the decisions of the general meeting.

Whenever it is necessary to own several shares in order to exercise any right, in the event of an exchange, consolidation or allocation of shares, or as a result of an increase or reduction of capital, a merger or other corporate operation, the owners of individual shares or of a number of shares fewer than required may exercise this right only on condition that they are personally involved in the grouping and, possibly, the purchase or sale of the necessary number of shares.

Article 13 - Organization and functioning of the board of directors

13.1.    Composition

The Company shall be managed by a board of directors composed of up to eighteen (18) members, appointed by the general meeting, who may be either individuals or legal entities.

Directors who are legal entities are required, at the time of their appointment, to appoint a permanent representative who is subject to the same conditions and obligations and who incurs the same civil and criminal liabilities as if he/she were a director in his own name, without prejudice to the joint and several liability of the legal entity he/she represents. This mandate of permanent representative is given to him/her for the duration of that of the legal entity he/she represents; it must be renewed each time the latter’s term of office is renewed.

When the legal entity dismisses its representative, it is required to notify the Company of this dismissal without delay by registered letter and to appoint, in accordance with the same procedures, a new permanent representative; the same applies in the event of the death or resignation of the permanent representative.

13.2.    Duration of office

The term of office of the directors shall be three (3) years; it expires at the end of the general meeting which decides on the accounts for the past financial year and held in the year in which their term of office expires.

Directors are always eligible for re-election.

The board of directors shall be renewed annually on a rotating basis, such that this rotation applies to a portion of the members of the board of directors.

As an exception, the general meeting may, for the purpose of implementing or maintaining the rotation referred to, appoint one or more directors for a different term not exceeding three (3) years or reduce the term of office of one or more incumbent directors to a term of less than three (3) years, in order to allow for a staggered renewal of the terms of office of directors.

The term of office of any director so appointed or whose term of office has been modified to a term not exceeding three (3) years shall end at the conclusion of the general meeting that approves the financial statements for the previous fiscal year and is held in the year in which their term of office expires.

13.3.    Vacancy - Co-optation

In the event of a vacancy due to the death or resignation of one or more directorships, the board of directors may, between two general meetings, make provisional appointments.

However, if the number of directors in office is less than the minimum required by laws and regulations, the general meeting will be convened in accordance with the terms and conditions provided for by the laws and regulations for the purpose of completing the number of members of the board of directors.

Provisional appointments made by the board of directors are subject to ratification at the next general meeting. In the absence of ratification, the deliberations taken and the acts previously carried out by the board of directors shall nevertheless remain valid.

The director appointed to replace another director shall remain in office only for the remainder of the term of office of his predecessor.

Annex B-12

13.4.    Remuneration

The general meeting shall set the amount of the remuneration of the directors in respect of their duties. The board of directors, following an express deliberation, shall distribute this remuneration freely among the directors, subject to the applicable legislative and regulatory provisions.

Expenses incurred by the directors in the performance of their duties and in the interest of the Company shall be reimbursed by the Company upon submission of supporting documents.

13.5.    Censors

The board of directors may appoint one or more censors chosen from among the shareholders, individuals or legal entities, or from outside them.

The term of office of the censors is set by the board of directors but may not exceed two (2) years; it expires at the end of the general meeting which decides on the accounts for the past financial year and held in the year in which their term of office expires. The censors are always eligible for re-election.

The censors may be dismissed by the board of directors at any time, without reason or compensation.

In the event of the death, resignation or termination of office of a censor for any other reason, the board of directors may replace him/her for the remainder of his or her term of office.

The censors are called upon to attend meetings of the board of directors as observers and may be consulted by the board of directors or by its chairman. They may not take part in the vote on the deliberations of the board of directors.

Article 14 - Chairman of the board of directors

The board of directors elects its chairman from among its natural person members. He/she is elected for the entire duration of his/her term of office as a director and is eligible for re-election.

The chairman of the board of directors shall be subject to the age limit of eighty-five (85) years. If he/she exceeds this age limit, he/she is deemed to have resigned automatically at the end of the general meeting called to approve the accounts for the financial year in which it was reached.

In the event of separation of the functions of chairman of the board of directors and managing director, either of them must in all circumstances be a citizen of a Member State of the European Union, have a fluent command of the French language and have a solid knowledge of the French and European legal environment.

In the event of combining the functions of chairman of the board of directors and managing director, the chairman of the board of directors and managing director must in all circumstances be a citizen of a Member State of the European Union, have a fluent command of the French language and have a solid knowledge of the French and European legal environment.

The board of directors determines the remuneration of the chairman.

Article 15 - Meeting of the board of directors

15.1.    Convening and holding of meetings of the board of directors

The board of directors shall meet as often as the interest of the Company requires, at the invitation of its chairman.

Invitations to meetings shall be sent three days before the meeting in writing, including by email and shall mention the agenda of the meeting. They can be carried out without delay and by any means, even verbally, in case of emergency.

The meeting of the board of directors shall be held at the registered office or at any other place indicated in the notice of meeting.

The board of directors will adopt internal regulations that it can modify by its simple decision.

Annex B-13

15.2.    Quorum and majority

The board of directors shall deliberate validly only if at least half of its members are present, deemed to be present or represented.

The board of directors has the right to allow its members to participate in the deliberations by means of videoconference or telecommunication allowing their identification and guaranteeing their effective participation. They are then deemed to be present for the calculation of the quorum and the majority. These means transmit at least the voice of the participants and meet the technical characteristics allowing the continuous and simultaneous transmission of the deliberations.

Any director may give, even by letter, or email, power of attorney to one of his colleagues to represent him at a meeting of the board of directors, but each director may represent only one of his colleagues.

Decisions are taken by a majority of the directors present, deemed to be present or represented. In the event of a tie, the chairman of the meeting shall have the casting vote.

15.3.    Attendance register

An attendance register shall be kept, which shall be signed by the directors present at the meeting of the board of directors and which shall mention, where applicable, the participation of directors by videoconference or telecommunication.

15.4.    Minutes

The deliberations of the board of directors shall be recorded in minutes drawn up in accordance with the legislative provisions in force and signed by the chairman of the meeting and by one director or, in the event of the chairman being unable to attend, by two directors. Copies or extracts of the minutes of the deliberations shall be validly certified by the chairman of the board of directors, the managing director, the deputy managing director, the director temporarily acting as chairman or an authorized representative for this purpose.

Article 16 - Powers of the board of directors

The Board of Directors sets the strategic direction for the Company’s operations and ensures its implementation, in accordance with the corporate interest, while taking into account the social and environmental implications of its operations. Subject to the powers expressly granted to shareholders’ meetings, and within the limits of the company’s purpose, it addresses any matter affecting the proper functioning of the Company and resolves, through its deliberations, the affairs concerning it.

In relations with third parties, the Company is bound even by acts of the board of directors which do not fall within the corporate purpose, unless it proves that the third party knew that the act exceeded this purpose or that it could not have been unaware of it in view of the circumstances, it being excluded that the mere publication of the articles of association is sufficient to constitute this proof.

The board of directors shall carry out such checks and verifications as it deems appropriate. Each director receives all the information necessary for the accomplishment of his/her mission and can be sent all the documents he/she deems useful.

Article 17 - Powers of the chairman of the board of directors

The chairman of the board of directors chairs the meetings of the board of directors, organises and directs the work of the board of directors, which he/she reports to the general meeting. He/she ensures the proper functioning of the Company’s organs and ensures, in particular, that the directors are able to fulfil their mission.

In the event of temporary incapacity or death of the chairman, the board of directors may delegate a director to act as chairman. In the event of a temporary impediment, this delegation is given for a limited period; it is renewable. In the event of death, it is valid until the election of the new chairman.

Annex B-14

Article 18 - General management

18.1.    Choice between the two methods of exercising the general management

The general management of the Company is ensured, under his responsibility, either by the chairman of the board of directors, or by another person appointed by the board of directors and bearing the title of managing director, according to the decision of the board of directors acting by a [simple]/[two-thirds] majority of the members present, deemed to be present or represented, who chooses between the two methods of exercising general management. It informs shareholders in accordance with the regulatory conditions.

When the general management of the Company is assumed by the chairman of the board of directors, the following provisions relating to the chief executive officer shall apply to him.

18.2.    Managing director

The managing director may be chosen from among the directors or not. The board of directors determines the duration of his/her term of office as well as his/her remuneration. The managing director is subject to the age limit set by laws and regulations. If he/she exceeds this age limit, he/she is deemed to have resigned automatically at the end of the general meeting called to approve the accounts for the financial year in which it was reached.

The managing director may be removed from office at any time by the board of directors. If the dismissal is decided without just cause, it may give rise to damages, except when the managing director assumes the duties of chairman of the board of directors.

The managing director is vested with the widest powers to act in all circumstances on behalf of the Company. He/she exercises these powers within the limits of the company’s purpose and subject to those expressly assigned by laws and regulations to shareholders’ meetings and the board of directors.

He/she represents the Company in relations with third parties. The Company is bound even by acts of the managing director which do not fall within the scope of the corporate purpose, unless it proves that the third party knew that the act exceeded this purpose or that he could not have been unaware of it in view of the circumstances, it being excluded that the mere publication of the articles of association is sufficient to constitute such proof.

The provisions of the articles of association or the decisions of the board of directors limiting the powers of the managing director shall not be enforceable against third parties.

18.3.    Deputy managing directors

On the proposal of the managing director, the board of directors may appoint one or more natural persons responsible for assisting the managing director with the title of deputy managing director, whose remuneration it determines.

The number of deputy managing directors may not exceed five (5).

Deputy managing directors may be removed at any time by the board of directors, on the proposal of the managing director. If the dismissal is decided without just cause, it may give rise to damages.

When the managing director ceases or is prevented from exercising his/her duties, the deputy managing directors shall retain, unless the board of directors decides otherwise, their functions and powers until the appointment of the new managing director.

In agreement with the managing director, the board of directors determines the scope and duration of the powers conferred on the deputy managing director. The latter have the same powers as the managing director with regard to third parties.

The age limit applicable to the managing director also applies to deputy managing directors.

Article 19 - Statutory auditors

The audit of the Company’s accounts is carried out by one or more statutory auditors appointed and carrying out their mission in accordance with the laws and regulations.

Annex B-15

In accordance with the provisions of Article L. 821-40 of the French Commercial Code, when the statutory auditor thus appointed is a natural person or a single-member company, one or more alternate statutory auditors, called upon to replace the holders in the event of refusal, impediment, resignation, removal from the list or death are appointed under the same conditions.

The statutory auditors and alternate auditors are appointed for a period of six (6) financial years.

Article 20 - General meetings

20.1.    Convening and location of general meetings

General meetings are convened and deliberate under the conditions laid down by the laws and regulations and exercise the powers conferred on them in accordance with them.

Meetings shall be held at the registered office or at any other place indicated in the notice of meeting.

20.2.    Participation in general meetings

All shareholders have the right to attend general meetings and to participate in the deliberations personally or through a proxy, upon simple proof of their identity and regardless of the number of shares they own, as long as they have been paid up in accordance with the conditions provided for by the legal and regulatory provisions, and the shareholder can prove that they have been registered in an account held by the Company at least five working days (at zero hours) before the date of the general meeting.

Any shareholder may only be represented by his/her spouse, his/her partner with whom he/she has entered into a civil solidarity pact or by another shareholder; to this end, the representative must justify his mandate.

Any shareholder may participate in the general meetings by videoconference or by any means of telecommunication under the conditions set by the laws and regulations. The authorized means of telecommunication will be mentioned in the notice of meeting.

20.3.    Chairing of general meetings

General meetings shall be chaired by the chairman of the board of directors or, in his absence, by a member of the board of directors specially delegated for this purpose by the board of directors. Failing this, the general meeting itself appoints its chairman.

20.4.    Minutes

Minutes shall be drawn up and copies or extracts of the proceedings shall be issued and certified in accordance with the laws and regulations.

Article 21 - Financial year

Each financial year has a duration of one year that begins on January 1 and ends on December 31.

Article 22 - Annual accounts - Allocation of profit

The board of directors keeps regular accounts of the corporate operations, and prepares annual accounts and consolidated accounts, in accordance with the laws, regulations and standards in force.

The income statement, which summarizes the income and expenses for the financial year, shows the profit or loss for the financial year by difference, after deduction of depreciation and provisions. From the profit for the financial year less, where applicable, previous losses, at least five percent (5%) shall be deducted to constitute the legal reserve fund. This allocation ceases to be compulsory when the reserve reaches one-tenth of the share capital; it resumes when, for any reason, the legal reserve has fallen below this tenth.

Distributable profit is made up of the profit for the financial year, less previous losses, as well as sums to be set aside in accordance with laws and regulations or articles of association, and increased by the profit carry-forward. From this profit, the general meeting may deduct any sums it deems appropriate to allocate them to any optional reserve funds or carry them forward again.

Annex B-16

In addition, the general meeting may decide to distribute sums drawn from the reserves at its disposal, expressly indicating the reserve items from which the withdrawals are made. However, dividends are deducted as a priority from the distributable profit for the financial year.

Except in the case of a capital reduction, no distribution may be made to shareholders when the equity capital is or would become less than the amount of the capital plus reserves that the laws and regulations or the articles of association do not allow to be distributed. The revaluation spread is not distributable; it may be incorporated in whole or in part into the capital.

Article 23 - Payment of dividends

The terms and conditions for the payment of dividends voted by the general meeting shall be determined by it or, failing that, by the board of directors. However, the payment of dividends in cash must take place within a maximum period of nine months after the end of the financial year, unless extended by judicial authorization.

The ordinary general meeting has the right to grant each shareholder, for all or part of the dividend distributed, an option between the payment of the dividend in cash or in shares, under the legal conditions.

When a balance sheet drawn up during or at the end of the financial year and certified by an statutory auditor shows that the Company, since the end of the previous financial year, after the necessary depreciation and provisions, deducting any previous losses as well as the sums to be set aside in accordance with the laws and regulations or the articles of association and taking into account the profit carry-forward, has made a profit, interim dividends may be distributed before the financial statements for the financial year are approved. The amount of these advance payments may not exceed the amount of the profit thus defined.

Dividends not claimed within five (5) years of their payment are time-barred.

Article 24 - Liquidation

Subject to the applicable legislative provisions, the Company is in liquidation from the moment of its dissolution, which occurs for any reason whatsoever. The general meeting of shareholders then regulates the method of liquidation and appoints the liquidator(s). The legal personality of the Company shall continue for the purposes of its liquidation until its closure.

Article 25 - Disputes

Any disputes that may arise during the term of the Company or, after its dissolution, during the course of the liquidation operations, either between the shareholders, the management or administrative bodies and the Company, or between the shareholders themselves, relating to the company’s affairs or the execution of the provisions of the articles of association, shall be submitted to the jurisdiction of the courts within the jurisdiction of the Company’s registered office.

Annex B-17

Projet de TRAITE DE fusion-ABSORPTION

ENTRE

BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2
En qualité de Société Absorbante

Et

Bleichroeder Acquisition Corp. II
En qualité de Société Absorbée

3 JUILLET 2026

DRAFT MERGER AND ABSORPTION AGREEMENT

BETWEEN

BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2
Acting as the Absorbing Company

AND

Bleichroeder Acquisition Corp. II
Acting as the Absorbed Company

3 JULY 2026

SOMMAIRE

1.	DESIGNATION DES ELEMENTS APPORTES		B-31
	1.1.	Eléments d’actifs apportés	B-31
	1.2.	Prise en charge du passif	B-31
	1.3.	Détermination de l’actif net apporté par la Société Absorbée	B-32
	1.4.	Engagements hors-bilan	B-32
	1.5.	Opposition des créanciers	B-32
2.	PROPRIETE – JOUISSANCE – PERIODE INTERCALAIRE		B-33
	2.1.	Propriété et jouissance	B-33
	2.2.	Période intercalaire	B-33
3.	CHARGES ET CONDITIONS		B-34
	3.1.	En ce qui concerne BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2, Société Absorbante	B-34
	3.2.	En ce qui concerne Bleichroeder Acquisition Corp II, la Société Absorbée	B-35
4.	REMUNERATION DES APPORTS consentis A BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2		B-36
5.	DECLARATIONS		B-38
	5.1.	Sur la société elle-même (Société Absorbée)	B-38
	5.2.	Sur les biens apportés	B-38
6.	CONDITIONS SUSPENSIVEs		B-38
7.	RÉGIME FISCAL		B-41
	7.1.	Dispositions générales	B-41
	7.2.	Impôts sur les sociétés	B-41
	7.3.	Enregistrement	B-41
	7.4.	Obligations déclaratives	B-41
	7.5.	Autres impôts et taxes	B-41
	7.6.	Régime fiscal fédéral américain	B-41
8.	Date d’effet de la fusion		B-42
	8.1.	Date de réalisation	B-42
	8.2.	Date d’effet de la fusion sur les plans fiscal et comptable	B-42
9.	DISPOSITIONS DIVERSES		B-42
	9.1.	Formalités	B-42
	9.2.	Accord des co-contractants	B-43
	9.3.	Désistement	B-43
	9.4.	Remise de titres	B-43
	9.5.	Frais	B-44
	9.6.	Election de domicile	B-44
	9.7.	Pouvoirs	B-44
	9.8.	Langue applicable	B-44
	9.9.	Signature électronique	B-44

Annex B-20

TABLE OF CONTENTS

1.	DESIGNATION OF THE CONTRIBUTED ASSETS		B-31
	1.1.	Assets Contributed	B-31
	1.2.	Assumption of Liabilities	B-31
	1.3.	Determination of Net Assets Contributed by the Absorbed Company	B-32
	1.4.	Off-Balance-Sheet Commitments	B-32
	1.5.	Opposition of creditors	B-32
2.	OWNERSHIP – ENJOYMENT – INTERIM PERIOD		B-33
	2.1.	Ownership	B-33
	2.2.	Interim Period	B-33
3.	CHARGES and CONDITIONS		B-34
	3.1.	With respect to BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2, Absorbing Company	B-34
	3.2.	With respect to Bleichroeder Acquisition Corp. II, the Absorbed Company	B-35
4.	Consideration FOR CONTRIBUTIONS MADE TO BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2		B-36
5.	REPRESENTATIONS		B-38
	5.1.	Regarding the Company Itself (Absorbed Company)	B-38
	5.2.	Regarding the Contributed Assets	B-38
6.	CONDITIONS PRECEDENT		B-38
7.	TAX REGIME		B-41
	7.1.	General Provisions	B-41
	7.2.	Corporate Income Tax	B-41
	7.3.	Registration Duties	B-41
	7.4.	Filing Obligations	B-41
	7.5.	Other Taxes and Duties	B-41
	7.6.	U.S. Federal Income Tax Treatment	B-41
8.	EFFECTIVE DATE OF THE MERGER		B-42
	8.1.	Completion Date	B-42
	8.2.	Effective Date of the Merger for Tax and Accounting Purposes	B-42
9.	MISCELLANEOUS PROVISIONS		B-42
	9.1.	Formalities	B-42
	9.2.	Consent of Co-Contracting Parties	B-43
	9.3.	Waiver	B-43
	9.4.	Delivery of Documents and Instruments	B-43
	9.5.	Costs	B-44
	9.6.	Election of domicile	B-44
	9.7.	Powers	B-44
	9.8.	Governing language	B-44
	9.9.	Electronic Signature	B-44

Annex B-21

PROJET DE TRAITE DE FUSION-ABSORPTION	DRAFT MERGER AND ABSORPTION AGREEMENT
ENTRE LES SOUSSIGNEES :	BETWEEN THE UNDERSIGNED:

BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2, société anonyme au capital social de 50.000 euros, dont le siège social est situé au 23, rue de Choiseul, 75002 Paris, France, immatriculée au Registre du Commerce et des Sociétés de Paris sous le numéro 105 098 180, dûment représentée aux fins des présentes par Michel Combes,

BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2, a French société anonyme with a share capital of EUR 50,000, having its registered office at 23, rue de Choiseul, 75002 Paris, France, registered with the Paris Trade and Companies Register under number 105 098 180, duly represented for the purposes hereof by Michel Combes,

(ci-après désignée « BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2 » ou la « Société Absorbante »),	(hereinafter referred to as “BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2” or the “Absorbing Company”)
ET :	AND:

Bleichroeder Acquisition Corp. II, société exonérée immatriculée aux Îles Caïmans, dont le siège social est situé Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Îles Caïmans, immatriculée sous le numéro 425062, dûment représentée aux fins des présentes par Monsieur Marcello Padula,

Bleichroeder Acquisition Corp. II, an exempted company incorporated in the Cayman Islands, having its registered office at Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands, registered under number 425062, duly represented for the purposes hereof by Mr. Marcello Padula,

(ci-après désignée « Bleichroeder Acquisition Corp. II » ou la « Société Absorbée »),	(hereinafter referred to as “Bleichroeder Acquisition Corp. II” or the “Absorbed Company”),
BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2 et Bleichroeder Acquisition Corp. II étant ci-après collectivement désignées les « Parties » et individuellement une « Partie ».	BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2 and Bleichroeder Acquisition Corp. II being hereinafter collectively referred to as the “Parties” and individually as a “Party”.
IL A ÉTÉ PREALABLEMENT EXPOSE ET RAPPELE CE QUI SUIT :	THE FOLLOWING HAS BEEN PREVIOUSLY SET FORTH AND RECALLED:

BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2 a été constituée afin d’exercer pour activité principale l’étude, la conception, le développement, la fabrication et la commercialisation de solutions matérielles et logicielles innovantes, notamment dans le domaine de l’informatique quantique, de la simulation quantique et des technologies fondées sur la manipulation d’atomes neutres par laser, ainsi que la réalisation de prestations de recherche, d’ingénierie et de conseil y afférentes, l’exploitation et la valorisation de droits de propriété intellectuelle.

BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2 was organized to engage in the principal activity of the study, design, development, manufacture and marketing of innovative hardware and software solutions, in particular in the fields of quantum computing, quantum simulation and technologies based on the manipulation of neutral atoms by laser, as well as the provision of related research, engineering and consulting services, and the exploitation and enhancement of intellectual property rights.

Dans le cadre de (i) la cotation du groupe Pasqal (le « Groupe Pasqal ») sur le Marché Nasdaq via la fusion de BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2 avec Pasqal Holding, société par actions simplifiée, dont le siège social est situé au 24, rue Emile Baudot, 91120 Palaiseau, immatriculée au Registre du Commerce et des Sociétés d’Evry sous le numéro 101 390 649 (« Pasqal Holding ») et (ii) la stratégie de levée de fonds en capitaux propres du Groupe Pasqal, il est préalablement envisagé l’absorption de Bleichroeder Acquisition Corp. II par BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2.

In connection with (i) the listing of the Pasqal group (the “Pasqal Group”) on the Nasdaq Global Market through the merger of BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2 with Pasqal Holding, a French société par actions simplifiée, having its registered office at 24, rue Emile Baudot, 91120 Palaiseau , registered with the Evry Trade and Companies Register under number 101 390 649 (“Pasqal Holding”), and (ii) the Pasqal Group’s equity fundraising strategy, the absorption of Bleichroeder Acquisition Corp. II by BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2 is contemplated as a preliminary step.

Annex B-22

Lors de cette opération, les actionnaires et les porteurs de bons de souscription de Bleichroeder Acquisition Corp. II vont procéder à l’échange de leurs actions et bons de souscription de Bleichroeder Acquisition Corp. II contre des actions et des bons de souscription de même nature et conférant des droits équivalents, émis par BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2.

In the course of this transaction, the shareholders and holders of warrants of Bleichroeder Acquisition Corp. II shall exchange their shares and warrants of Bleichroeder Acquisition Corp. II for shares and warrants of the same type and conferring equivalent rights, issued by BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2.

Il a été arrêté, sous le régime prévu aux articles L. 236-1 et suivants et R. 236-1 et suivants du Code de commerce, en vue de la fusion par voie d’absorption de Bleichroeder Acquisition Corp. II par BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2, les conventions qui vont suivre réglant ladite fusion, laquelle est soumise aux conditions suspensives ci-après stipulées.

It has been agreed, under the regime set forth in Articles L. 236-1 et seq. and R. 236-1 et seq. of the French Commercial Code, for the purpose of the merger by way of absorption of Bleichroeder Acquisition Corp. II by BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2, the following agreements governing said merger, which is subject to the conditions precedent stipulated hereinafter.

Préalablement auxdites conventions, il est exposé ce qui suit :	As a preliminary to such agreements, the following is set forth:
A/ DÉFINITIONS – INTERPRÉTATION	A/ DEFINITIONS – INTERPRETATION
1. Définitions	1. Definitions
Pour les besoins du Traité de Fusion, les termes suivants commençant par une lettre majuscule auront le sens qui est indiqué ci-après :	For the purposes of the Merger Agreement, the following capitalized terms shall have the meanings set forth below:
« Bleichroeder Acquisition Corp. II, » ou la « Société Absorbée » a la signification qui lui est attribuée dans les comparutions;	“Bleichroeder Acquisition Corp. II,” or “Absorbed Company” has the meaning attributed to it in the recitals;
« BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2 » ou la « Société Absorbante » a la signification qui lui est attribuée dans les comparutions ;	“BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2” or “Absorbing Company” has the meaning attributed to it in the recitals;
« Cayman Companies Act » a la signification qui lui est attribuée à l’Article 6;	“Cayman Companies Act” has the meaning ascribed to it in Article 6;
« Code » a la signification qui lui est attribuée à l’Article 7.6;	“Code” has the meaning ascribed to it in Article 7.6;
« Commissaires à la Fusion » a la signification qui lui est attribuée dans le paragraphe F/ du Préambule ;	“Merger Auditors” has the meaning ascribed to it in the paragraph F/ of the Preamble;
« Comptes de Référence de la Société Absorbée » a la signification qui lui est attribuée dans le paragraphe E/ du Préambule ;	“Reference Accounts of the Absorbed Company” has the meaning ascribed to it in the paragraph E/ of the Preamble;
« Comptes de Référence de la Société Absorbante » a la signification qui lui est attribuée dans le paragraphe E/ du Préambule ;	“Reference Accounts of the Absorbing Company” has the meaning ascribed to it in the paragraph E/ of the Preamble;
« Date d’Effet » a la signification qui lui est attribuée à l’Article 8.2;	“Effective Date” has the meaning ascribed to it in Article 8.2;
« Date de Réalisation » a la signification qui lui est attribuée à l’Article 6;	“Completion Date” has the meaning ascribed to it in Article 6;

Annex B-23

« Groupe Pasqal » a la signification qui lui est attribuée dans le Préambule ;	“Pasqal Group” has the meaning attributed to it in the Preamble;
« Parties » a la signification qui lui est attribuée dans les comparutions ;	“Parties” has the meaning attributed to it in the recitals;
« Pasqal Holding » a la signification qui lui est attribuée dans le Préambule ;	“Pasqal Holding” has the meaning attributed to it in the Preamble;
« Préambule » désigne le préambule du Traité de Fusion ;	“Preamble” means the preamble to the Merger Agreement;
« Traité de Fusion » désigne le présent traité de fusion.	“Merger Agreement” means the present merger agreement.
2. Interprétation	2. Interpretation
Dans le Traité de Fusion, sauf si le contexte l’exige autrement et sauf stipulation expresse contraire :	In the Merger Agreement, unless the context otherwise requires and unless otherwise expressly provided:
- toute référence aux Articles et Annexes se rapporte aux articles ou annexes du Traité de Fusion ;	- any reference to the Articles and Annexes refers to the Articles or Annexes of the Merger Agreement;
- la signification attribuée aux termes définis dans le Traité de Fusion s’applique à la fois au singulier et au pluriel de ces termes et, le cas échéant, à leurs autres formes grammaticales ;	- the meaning ascribed to the terms defined in the Merger Agreement applies both to the singular and plural of such terms and, where applicable, to their other grammatical forms;
- les titres des Articles et des Annexes du Traité de Fusion ont été insérés uniquement pour en faciliter la lecture et n’en affectent ni le sens ni leur interprétation ;	- the titles of the Articles and Annexes to the Merger Agreement have been inserted for ease of reading only and do not affect their meaning or interpretation;

-        le mot « ou » a un sens disjonctif et non un sens alternatif (c’est-à-dire que, lorsque deux éléments ou qualités sont séparés par le mot « ou », l’existence de l’un de ces éléments ou qualités n’est pas censé exclure l’existence de l’autre et le mot « ou » est censé inclure le mot « et ») ;

-        the word “or” has a disjunctive meaning and not an alternative meaning (i.e., where two elements or qualities are separated by the word “or”, the existence of one of those elements or qualities is not intended to exclude the existence of the other and the word “or” is deemed to include the word “and”);

- les termes « en ce inclus », « y compris », « notamment » ou « en particulier » et tout autre terme ayant le même sens ne sont pas limitatifs ; et	- the terms “including”, or “in particular” and any other term having the same meaning are not exhaustive; and

-        sauf précision contraire, toute référence à un contrat, un engagement, un accord ou une convention se rapporte à tout contrat, engagement, accord ou convention créateur de droits ou d’obligations, quelle qu’en soit la forme, écrite ou orale.

- unless otherwise specified, any reference to a contract, undertaking or agreement refers to any contract, undertaking, or agreement creating rights or obligations, in whatever form, written or oral.

Annex B-24

B/ CARACTÉRISTIQUES DE LA SOCIÉTÉ ABSORBANTE ET DE LA SOCIETE ABSORBEE	B/ CHARACTERISTICS OF THE ABSORBING COMPANY AND THE ABSORBED COMPANY
1. BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2, Société Absorbante	1. BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2, Absorbing Company

La Société Absorbante a été immatriculée le 19 mai 2026 pour une durée de quatre-vingt-dix-neuf (99) ans sauf prorogation ou dissolution anticipée sous la forme d’une société anonyme et a été constituée dans le but d’exercer, en France et à l’étranger:

The Absorbing Company was registered on 19 May 2026 for a term of ninety-nine (99) years, unless extended or dissolved early, in the form of a French société anonyme and was organized to have as its corporate purpose, in France and abroad:

-        l’étude, la conception, la fabrication, la commercialisation, la distribution, le développement, l’exploitation et la maintenance de logiciels, de systèmes, de composants, de solutions et matériels informatiques et simulateurs, la réalisation de prototypes et de produits ou éléments technologiques ou innovants relatifs à l’utilisation d’atomes neutres manipulés par laser intégrant pour ce faire l’exploitation et la valorisation des recherches, brevets et savoir-faire liés à ces concepts et technologies ;

-        the study, design, manufacture, marketing, distribution, development, exploitation and maintenance of software, systems, components, computing solutions and equipment, and simulators, the creation of prototypes and technological or innovative products or elements relating to the use of neutral atoms manipulated by laser, integrating for this purpose the exploitation and commercialization of the research, patents and know-how related to such concepts and technologies;

- le conseil dans le domaine de l’informatique quantique, des sciences de l’information quantique et des lasers ;	- consulting in the field of quantum computing, quantum information sciences and lasers;

-        la prestation d’ingénierie, de recherche et de conseil en informatique quantique, en simulation quantique, et en nouvelles technologies de l’information quantique, le conseil et l’assistance en cette matière ;

- the provision of engineering, research and consulting services in quantum computing, quantum simulation and new quantum information technologies, and consulting and assistance in such matters;
- l’étude, la conception, la fabrication, la réalisation de prototypes et la commercialisation de solutions, de systèmes et de matériels informatiques et simulateurs technologiques ou innovants ;	- the study, design, manufacture, creation of prototypes and marketing of computing solutions, systems and equipment, and technological or innovative simulators;
- la recherche et développement en toutes les matières précitées ;	- research and development in all of the aforementioned fields;

-        la prise, le dépôt, l’enregistrement, l’acquisition, l’exploitation ou la cession de tous procédés, brevets, marques et plus généralement tout droit de propriété intellectuelle relatifs aux matières visées ci-avant ;

-        the filing, registration, acquisition, exploitation or assignment of all processes, patents, trademarks and, more generally, all intellectual property rights relating to the matters referred to above;

-        la prise de tous intérêts et participations en fonds propres et quasi fonds propres, en ce y compris la détention intégrale du capital d’une ou plusieurs entreprises, commerciales, industrielles, financières ou autres, françaises ou étrangères, quel que soit leur objet, créées ou à créer, par tous moyens et sous quelque forme que ce soit (notamment par voie de création, d’apport, de souscription, d’achat d’actions ou de parts sociales, de fusion, de société en participation ou de groupement), l’administration, la gestion, le contrôle et la mise en valeur desdits intérêts et participations;

-        the acquisition of all interests and participations in equity and quasi-equity, including the full ownership of the share capital of one or more companies, whether commercial, industrial, financial or otherwise, French or foreign, regardless of their corporate purpose, existing or to be created, by all means and in any form whatsoever (including by way of creation, contribution, subscription, purchase of shares or partnership interests, merger, joint venture or grouping), the administration, management, control and development of such interests and participations;

Annex B-25

- la gestion, la cession, le regroupement de ces prises d’intérêts et de ces participations ;	- the management, disposal and consolidation of such interests and participations;

-        et plus généralement toutes opérations économiques, juridiques, industrielles, commerciales, civiles, financières, mobilières ou immobilières se rapportant directement ou indirectement à son objet social, ou tous objets similaires, connexes ou complémentaires ou susceptibles d’en favoriser l’extension ou le développement.

-        and, more generally, all economic, legal, industrial, commercial, civil, financial, movable or immovable transactions directly or indirectly related to its corporate purpose, or any similar, connected or complementary purposes or purposes likely to promote its expansion or development.

Son capital s’élève à ce jour à cinquante mille euros (50.000 €). Il est divisé à ce jour en cinq cent mille (500.000) actions ordinaires de dix centimes d’euro (0,10 €) de valeur nominale chacune, toutes de même catégorie et entièrement libérées. Le capital social fera, avant la Date de Réalisation, l’objet des modifications décrites au paragraphe G ci-dessous.

Its share capital as of the date hereof amounts to fifty thousand euros (EUR 50,000). It is divided as of the date hereof into five hundred thousand (500,000) ordinary shares with a par value of ten euro cents (EUR 0.10) each, all of the same class and fully paid-up. The share capital will, prior to Completion Date, be subject to the changes described in paragraph G below.

Son exercice social commence le 1er janvier de chaque année et se termine le 31 décembre de l’année.	Its financial year begins on January 1 and ends on December 31 of each year.
La Société Absorbante est soumise à l’impôt sur les sociétés en France.	The Absorbing Company is subject to corporate income tax in France.
Les actionnaires de la Société Absorbante ne sont pas titulaires de droits spéciaux ou d’avantages particuliers.	The shareholders of the Absorbing Company do not hold any special rights or particular advantages.
La Société Absorbante n’exerce actuellement aucune activité commerciale, ne détient aucun actif ni bien immobilier et ne dispose d’aucun attribut fiscal.	The Absorbing Company is not currently engaged in any business activity, does not hold any assets or property, and does not have any tax attributes.
2. Bleichroeder Acquisition Corp. II, Société Absorbée	2. Bleichroeder Acquisition Corp. II, Absorbed Company

La Société Absorbée est une société sans activité opérationnelle, constituée le 27 août 2025 sous la forme d’une société exemptée de droit des Îles Caïmans, ayant pour objet de réaliser une fusion, une fusion par voie d’amalgamation, un échange de titres, une acquisition d’actifs, un rachat d’actions, une réorganisation ou toute opération similaire de rapprochement d’entreprises avec une ou plusieurs sociétés ou entités.

The Absorbed Company is a blank check company incorporated on August 27, 2025, as a Cayman Islands exempted company and formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

Le capital social autorisé de la Société Absorbée s’élève actuellement à cinquante-cinq mille cinq cents dollars (55.500 USD), divisé en cinq cents millions (500.000.000) d’actions ordinaires de catégorie A d’une valeur nominale de 0,0001 USD chacune, cinquante millions (50.000.000) d’actions ordinaires de catégorie B d’une valeur nominale de 0,0001 USD chacune et cinq millions (5.000.000) d’actions de préférence d’une valeur nominale de 0,0001 USD chacune. À la date des présentes, trente-huit millions trois cent trente-trois mille trois cent trente-trois (38.333.333) actions sont émises et en circulation, dont vingt-huit millions sept cent cinquante mille (28.750.000) actions ordinaires de catégorie A et neuf millions cinq cent quatre-vingt-trois mille trois cent trente-trois (9.583.333) actions ordinaires de catégorie B, représentant un capital social émis total de trois mille huit cent trente-trois dollars et trente-trois cents (3.833,33 USD).

The authorized share capital of the Absorbed Company currently is fifty-five thousand five hundred dollars (USD 55,500), divided into five hundred million (500,000,000) Class A ordinary shares with a par value of USD 0.0001 each, fifty million (50,000,000) Class B ordinary shares with a par value of USD 0.0001 each and five million (5,000,000) preference shares with a par value of USD 0.0001 each. As of the date hereof, thirty-eight million three hundred thirty-three thousand three hundred thirty-three (38,333,333) shares are issued and outstanding, comprising twenty-eight million seven hundred fifty thousand (28,750,000) Class A ordinary shares and nine million five hundred eighty-three thousand three hundred thirty-three (9,583,333) Class B ordinary shares, representing an aggregate issued share capital of three thousand eight hundred thirty-three dollars and thirty-three cents (USD 3,833.33).

Annex B-26

L’exercice social de la Société Absorbée commence le 1er janvier et se termine le 31 décembre de chaque année.	The financial year of the Absorbed Company begins on 1 January and ends on 31 December each year.
C/ LIENS ENTRE LES SOCIETES	C/ RELATIONSHIPS BETWEEN THE COMPANIES
1. Liens capitalistiques	1. Capital relationships
BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2 est détenue à 99,998 % de son capital par Bleichroeder Acquisition Corp. II et 0,002 % de son capital par Michel Combes (dix (10) actions).	BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2 is 99.998% owned by Bleichroeder Acquisition Corp. II and 0.002% by Michel Combes (ten (10) shares).
2. Dirigeants communs	2. Common officers
A la date du présent Traité de Fusion, les personnes suivantes occupent des fonctions de direction et/ou d’administration tant au sein de la Société Absorbante que de la Société Absorbée :	As of the date of this Merger Agreement, the following persons serve as common officers and/or directors of both the Absorbing Company and the Absorbed Company:
- Marcello Padula ; et	- Marcello Padula; and
- Andrew Gundlach.	- Andrew Gundlach.
3. Liens contractuels	3. Contractual relationships
A la date du présent Traité de Fusion, la Société Absorbante et la Société Absorbée n’ont aucuns liens contractuels.	As of the date of this Merger Agreement, the Absorbing Company and the Absorbed Company have no contractual relationships.
D/ MOTIFS ET BUTS DE LA FUSION	D/ RATIONALE AND OBJECTIVES OF THE MERGER

La fusion par absorption s’inscrit dans le cadre de la fusion-absorption de Pasqal Holding par BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2 et de la cotation sur le Marché Nasdaq du Groupe Pasqal visant à réaliser les objectifs suivants :

The merger by absorption is part of the merger by absorption of Pasqal Holding by BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2 and the listing of the Pasqal Group on the Nasdaq Global Market, with a view to achieving the following objectives:

-        expansion du marché et accès à de nouveaux clients : l’opération ouvre l’accès à de nouveaux territoires géographiques et segments de marché, permettant au Groupe Pasqal d’élargir sa clientèle et de renforcer sa position concurrentielle ;

-        market expansion and access to new clients: the transaction opens access to new geographic territories and market segments, enabling the Pasqal Group to broaden its customer base and strengthen its competitive position;

-        accès aux marchés de capitaux américains : en devenant indirectement cotée sur un marché américain, le Groupe Pasqal bénéficie d’un accès facilité aux investisseurs institutionnels et particuliers, ce qui simplifie les levées de fonds futures et offre une valorisation plus transparente et reconnue à l’échelle internationale;

-        access to U.S. capital markets: by becoming indirectly listed on a U.S. market, the Pasqal Group benefits from facilitated access to institutional and retail investors, which simplifies future fundraising and provides a more transparent and internationally recognized valuation;

-        renforcement de la crédibilité et de la visibilité internationale : la fusion avec une société cotée sur un marché américain augmente la notoriété du Groupe Pasqal, améliore sa crédibilité auprès des investisseurs, partenaires commerciaux et clients, et facilite les négociations commerciales et financières à l’international ; et

-        enhanced international credibility and visibility: the merger with a company listed on a U.S. market increases the Pasqal Group’s profile, improves its credibility with investors, commercial partners and clients, and facilitates international commercial and financial negotiations; and

Annex B-27

-        optimisation de la structure capitalistique : l’opération offre l’opportunité de réorganiser le capital, d’émettre de nouveaux instruments financiers, et de mettre en place des mécanismes d’incitation pour les dirigeants et employés, alignant ainsi les intérêts des différentes parties prenantes sur la performance et la croissance du Groupe Pasqal.

-        optimization of the capital structure: the transaction offers the opportunity to reorganize the capital, issue new financial instruments, and implement incentive mechanisms for officers and employees, thereby aligning the interests of the various stakeholders with the performance and growth of the Pasqal Group.

La fusion par absorption de Bleichroeder Acquisition Corp. II par BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2 constitue une condition préalable à la réalisation de la fusion entre BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2 et Pasqal Holding.

The merger by absorption of Bleichroeder Acquisition Corp. II by BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2 constitutes a condition precedent to the completion of the merger between BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2 and Pasqal Holding.

E/ COMPTES SOCIAUX UTILISES POUR ETABLIR LES CONDITIONS DE L’OPERATION	E/ FINANCIAL STATEMENTS USED TO ESTABLISH THE TERMS OF THE TRANSACTION
Les termes et conditions de la Fusion sont établis sur la base:	The terms and conditions of the Merger are established on the basis of:
- pour la Société Absorbante, des comptes arrêtés en cours d’exercice 2026, le 31 mai 2026 tels qu’ils figurent en Annexe 1 (les « Comptes de Référence de la Société Absorbante ») ; et	- for the Absorbing Company, the financial statements prepared during financial year 2026, as of 31 May 2026, as set forth in Schedule 1 (the “Reference Accounts of the Absorbing Company”); and
- pour la Société Absorbée, des comptes arrêtés en cours d’exercice 2026, le 31 mars 2026 tels qu’ils figurent en Annexe 2 (les « Comptes de Référence de la Société Absorbée »).	- for the Absorbed Company, the financial statements prepared during financial year 2026, as of 31 March 2026, as set forth in Schedule 2 (the “Reference Accounts of the Absorbed Company”).
F/ MODALITES GENERALES DE REALISATION DE L’OPERATION	F/ GENERAL TERMS AND CONDITIONS OF THE TRANSACTION

La fusion projetée sera réalisée par voie d’absorption de Bleichroeder Acquisition Corp. II par BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2, avec transmission universelle du patrimoine de la Société Absorbée à la Société Absorbante.

The contemplated merger shall be carried out by way of absorption of Bleichroeder Acquisition Corp. II by BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2, with universal transfer of the assets and liabilities of the Absorbed Company to the Absorbing Company.

Le Président du Tribunal des activités économiques de Paris a, par ordonnance en date du 17 juin 2026, désigné, en qualité de commissaires à la fusion, Monsieur Fabrice VIDAL, demeurant professionnellement au 43 rue de Liège, 75008 Paris et Monsieur Vincent REYNIER, demeurant professionnellement au 40, boulevard Malesherbes, 75008 Paris (les « Commissaires à la Fusion »).

The President of the Paris Economic Activities Court has, by order dated 17 June 2026, appointed as merger auditors, Mr. Fabrice VIDAL, with professional address at 43 rue de Liège, 75008 Paris and Mr. Vincent REYNIER with professional address at 40, boulevard Malesherbes, 75008 Paris (the “Merger Auditors”).

Les Commissaires à la Fusion ont pour mission :	The Merger Auditors’ mission is to:
- d’examiner les modalités de la Fusion ;	- review the terms of the Merger;

-        d’apprécier la valeur des apports en nature et de vérifier que les valeurs relatives attribuées à la Société Absorbante et à la Société Absorbée sont pertinentes et que le rapport d’échange est équitable ; et

- assess the value of the contributions in kind and verify that the relative values attributed to the Absorbing Company and the Absorbed Company are relevant and that the exchange ratio is fair; and

Annex B-28

-        d’établir le rapport, contenant les mentions prévues par la réglementation applicable, qui sera mis à la disposition des actionnaires de la Société Absorbante et de la Société Absorbée dans les conditions définies par les dispositions législatives et réglementaires en vigueur.

-        prepare the report, containing the information required by applicable regulations, which shall be made available to the shareholders of the Absorbing Company and the Absorbed Company in the conditions set forth by the applicable legislative and regulatory provisions.

Compte tenu du nombre d’actions composant à ce jour le capital de la Société Absorbante et du nombre d’actions composant le capital de la Société Absorbée, la parité d’échange ressort ainsi à une (1) action de la Société Absorbante pour une (1) action de la Société Absorbée.

In view of the number of shares currently comprising the share capital of the Absorbing Company and the number of shares comprising the share capital of the Absorbed Company, the exchange ratio amounts to one (1) share of the Absorbing Company for one (1) share of the Absorbed Company.

De convention expresse entre les Parties, celles-ci ont choisi de baser le calcul de la parité d’échange ci-dessus sur les valeurs nettes comptables de la Société Absorbée et de la Société Absorbante telles qu’issues des Comptes de Référence de la Société Absorbante et des Comptes de Référence de la Société Absorbée.

By express agreement between the Parties, the Parties have elected to base the calculation of the exchange ratio above on the net book values of the Absorbed Company and the Absorbing Company as derived from the Reference Accounts of the Absorbing Company and the Reference Accounts of the Absorbed Company.

À l’effet de rémunérer les apports ainsi consentis à titre de fusion et compte tenu du rapport d’échange susvisé, la Société Absorbante procédera à une augmentation de capital d’un montant de deux cent trente-cinq millions cinq cent quarante-neuf mille cinq cent quarante-cinq euros et vingt-neuf centimes (235 549 545,29 €) (correspondant à un actif net apporté de deux cent soixante-quatorze millions six cent quarante-neuf mille cinq cent vingt-deux dollars américains (274.649.522 USD), converti en deux cent trente-cinq millions cinq cent cinquante-deux mille cinq cent quinze euros et quarante-huit centimes (235.552.515,48 €) sur la base d’un taux de change de 1 EUR = 1,16598 USD au 31 mai 2026), par voie de création de trente-huit millions trois cent trente-trois mille trois cent trente-trois (38.333.333) actions nouvelles d’une valeur nominale d’environ six euros et quatorze centimes (6,14 €) chacune, lesquelles seront toutes attribuées aux associés de Bleichroeder Acquisition Corp. II.

For the purpose of remunerating the contributions thus made by way of merger and in view of the exchange ratio referred to above, the Absorbing Company shall carry out a share capital increase in an amount of two hundred and thirty-five million five hundred and forty-nine thousand five hundred and forty-five euros and twenty-nine cents (EUR 235,549,545.29). (corresponding to net assets contributed of two hundred seventy-four million six hundred forty-nine thousand five hundred twenty-two US dollars (USD 274,649,522), converted into two hundred thirty-five million five hundred fifty-two thousand five hundred fifteen euros and forty-eight cents (EUR 235,552,515.48) on the basis of an exchange rate of EUR 1 = USD 1.16598 as of 31 May 2026), through the issuance of thirty-eight million three hundred thirty-three thousand three hundred thirty-three (38,333,333) new shares with a par value of approximately six euros and fourteen cents (EUR 6.14) each, all of which shall be allotted to the shareholders of Bleichroeder Acquisition Corp. II.

L’opération consistant en une fusion inversée, la Société Absorbante procèdera également à une réduction de capital d’un montant de cinquante mille euros (50.000 €) par annulation de huit mille cent trente-sept (8.137) actions auto-détenues de la Société Absorbante par l’effet de la fusion. Une prime de fusion d’un montant de deux mille neuf cent soixante-dix euros et dix-neuf centimes (2.970,19 €) sera constatée.

As the transaction consists of a reverse merger, the Absorbing Company shall also proceed with a share capital reduction in an amount of fifty thousand euros (EUR 50,000) through the cancellation of eight thousand one hundred thirty-seven (8,137) self-owned shares of the Absorbing Company as a result of the merger. A merger premium in the amount of two thousand nine hundred and seventy euros and nineteen cents (EUR 2,970.19) will be recorded.

La fusion projetée consistant en une fusion inversée conduisant en l’absorption de la société-mère par sa fille et, conformément à la réglementation comptable (Plan Comptable Général (PCG) articles 720-1, 740-1 et 743-1 issus du Règlement n° 2017-01 de l’Autorité des Normes Comptables du 5 mai 2017) pour les fusions intervenant entre sociétés placées sous contrôle commun et réalisées à l’envers, les éléments d’actif et de passif de la Société Absorbée seront apportés à leur valeur comptable et non à leur valeur réelle.

The contemplated merger constituting a reverse merger resulting in the absorption of the parent company by its subsidiary and, in accordance with the applicable accounting regulations (French General Chart of Accounts (PCG) Articles 720-1, 740-1 and 743-1, resulting from Regulation No. 2017-01 of the French Accounting Standards Authority of May 5, 2017), for mergers between companies under common control and carried out in reverse, the assets and liabilities of the Absorbed Company shall be contributed at their book value and not at their fair market value.

Annex B-29

G/ MODIFICATIONS INTERVENUES OU A INTERVENIR AVANT LA DATE DE REALISATION	G/ MODIFICATIONS MADE OR TO BE MADE BEFORE THE DATE OF COMPLETION

Le nombre total d’actions de la Société Absorbée pourrait être réduit en raison de l’exercice, par les actionnaires publics de la Société Absorbée, de leur droit de rachat de leurs actions contre le versement d’une quote-part proportionnelle des fonds détenus sur le compte séquestre (redemption right), conformément au mémorandum et aux statuts modifiés et refondus de la Société Absorbée ainsi qu’au droit applicable des Îles Caïmans. Le ratio d’échange pourrait être ajusté pour tenir compte du nombre effectif d’actions de la Société Absorbante en circulation à la Date de Réalisation. En outre, le montant des actifs apportés pourrait être ajusté à hauteur des remboursements en cash intervenus.

The total number of shares of the Absorbed Company (and as a result the total number of shares of the Absorbing Company) may be reduced as a result of the exercise by the public shareholders of the Absorbed Company of their right to redeem their shares for a pro rata portion of the trust account (redemption right) in accordance with the Absorbed Company’s amended and restated memorandum and articles of association and applicable Cayman Islands laws. The exchange ratio might be adjusted to reflect the actual number of the Absorbing Company shares outstanding at Completion Date. In addition, the value of the contributed assets may be adjusted to reflect any cash repayments made.

Il est envisagé que, par résolutions de l’assemblée générale des associés de la Société Absorbante devant intervenir au cours du mois d’août, il soit procédé à un regroupement des actions ordinaires de la Société Absorbante. À l’issue de ces résolutions, le capital social de la Société Absorbante sera fixé à la somme de cinquante mille euros (50.000 €) et sera divisé en huit mille cent trente-sept (8.137) actions ordinaires d’une valeur nominale d’environ six euros et quatorze centimes (6,14 €) chacune, toutes de même catégorie et entièrement libérées.

It is contemplated that, pursuant to resolutions of the general meeting of the shareholders of the Absorbing Company to be adopted during the month of August, a share regrouping of the ordinary shares of the Absorbing Company will be carried out. Upon completion of such share regrouping, the share capital of the Absorbing Company will amount to fifty thousand euros (EUR 50,000), divided into eight thousand one hundred and thirty-seven (8,137) ordinary shares, each with a nominal value of approximately six euros and fourteen cents (EUR 6.14), all of the same class and fully paid up.

CECI ETANT EXPOSE, LES PARTIES SONT CONVENUES DE CE QUI SUIT :	THE FOREGOING HAVING BEEN SET FORTH, THE PARTIES HAVE AGREED AS FOLLOWS:

En vue de la réalisation de la fusion projetée et sous réserve de la réalisation des conditions suspensives, la généralité des éléments d’actif dépendant de la Société Absorbée sera dévolue à la Société Absorbante, à charge pour elle d’acquitter tout le passif pouvant grever le patrimoine de la Société Absorbée et de reprendre tous ses engagements, tels que tous ces actifs, passifs et engagements existeront à la Date de Réalisation.

For the purpose of carrying out the contemplated merger and subject to the fulfillment of the conditions precedent, the entirety of the assets of the Absorbed Company shall be transferred to the Absorbing Company, which shall assume all liabilities encumbering the estate of the Absorbed Company and shall take over all of its commitments, as such assets, liabilities and commitments shall exist on the Completion Date.

En conséquence, les apports et la charge les grevant porteront sur la généralité desdits éléments, même non nommément désignés ou omis dans la nomenclature établie sur la base des Comptes de Référence de la Société Absorbante et des Comptes de Référence de la Société Absorbée ; de ce fait, cette nomenclature a un caractère simplement énonciatif et non limitatif.

Consequently, the contributions and the charges encumbering them shall cover all of said assets, even those not specifically designated or omitted from the schedule prepared on the basis of the Reference Accounts of the Absorbing Company and the Reference Accounts of the Absorbed Company; as such, this schedule is merely descriptive and not exhaustive.

A titre de convention expresse, toutes les opérations actives et passives de la période intercalaire du 31 mai 2026 à la Date de Réalisation seront reprises globalement par la Société Absorbante dans ses propres comptes relatifs à l’exercice en cours à cette date.

By express agreement, all active and passive transactions of the interim period from 31 May 2026 to the Completion Date shall be taken over globally by the Absorbing Company in its own accounts for the financial year in progress on such date.

Annex B-30

1. DESIGNATION DES ELEMENTS APPORTES	1. DESIGNATION OF THE CONTRIBUTED ASSETS
1.1. Eléments d’actifs apportés	1.1. Assets Contributed
Les Comptes de Référence de la Société Absorbée font apparaître l’ensemble des éléments d’actif de cette société pour leur valeur nette comptable telle que celle-ci a été déterminée ci-après :	The Reference Accounts of the Absorbed Company set forth all of the assets of such company at their net book value as determined hereinafter:
Actif	Valeur nette comptable (USD)
Disponibilités	1.331.014
Charges constatées d’avance	234.990
Total de l’actif circulant	1.566.004
Frais d’émission différés	—
Charges constatées d’avance à long terme – assurances	114.375
Placements détenus sur un compte fiduciaire	289.715.723
Asset	Net book value (USD)
Cash	1,331,014
Prepaid expenses	234,990
Total current assets	1,566,004
Deferred offering costs	—
Long-term prepaid insurance	114,375
Investments held in Trust Account	289,715,723

La valeur comptable des éléments d’actifs compris dans l’apport s’élève à deux cent quatre-vingt-onze millions trois cent quatre-vingt-seize mille cent deux dollars (291.396.102 USD), convertis en deux cent quarante-neuf millions neuf cent quinze mille cent quatre-vingt euros (249.915.180 €) sur la base d’un taux de change de 1 EUR = 1,16598 USD au 31 mai 2026.

The book value of the assets included in the contribution amounts to two hundred ninety-one million three hundred ninety-six thousand one hundred two dollars (USD 291,396,102), converted into two hundred forty-nine million nine hundred fifteen thousand one hundred eighty euros (EUR 249,915,180) on the basis of an exchange rate of EUR 1 = USD 1.16598 as of 31 May 2026.

D’une manière générale, l’apport à titre de fusion par la Société Absorbée à la Société Absorbante comprend l’ensemble des biens et droits entrant dans le patrimoine de la Société Absorbée à la Date de Réalisation, sans aucune exception ni réserve.

In general, the contribution by way of merger from the Absorbed Company to the Absorbing Company comprises all of the assets and rights forming part of the estate of the Absorbed Company on the Completion Date, without any exception or reservation.

1.2. Prise en charge du passif	1.2. Assumption of Liabilities
Les Comptes de Référence de la Société Absorbée font apparaître l’ensemble des éléments de passif de cette société pour leur valeur nette comptable telle que celle-ci a été déterminée ci-après :	The Reference Accounts of the Absorbed Company set forth all of the liabilities of such company at their net book value as determined hereinafter:
Passif	Valeur nette comptable (USD)
Frais d’émission à payer	75.000
Charges à payer	4.421.580
Billet à ordre envers une partie liée	—
Total des dettes à court terme	4.496.580
Commission de placement différée	12.250.000
Liabilities	Net book value (USD)
Accrued offering costs	75,000
Accrued expenses	4,421,580
Promissory note — related party	—
Total current liabilities	4,496,580
Deferred underwriting fee	12,250,000

Le montant total du passif compris dans l’apport est donc pris en charge pour la somme de seize millions sept cent quarante-six mille cinq cent quatre-vingt dollars (16.746.580 USD), converti en quatorze millions trois cent soixante-deux mille six cent soixante-quatre euros et quatre-vingt-dix centimes (14.362.664,9 €) sur la base d’un taux de change de 1 EUR = 1,16598 USD au 31 mai 2026.

The total amount of liabilities included in the contribution is therefore assumed for an amount of sixteen million seven hundred forty-six thousand five hundred eighty dollars (USD 16,746,580), converted into fourteen million three hundred sixty-two thousand six hundred sixty-four euros and ninety cents (EUR 14,362,664.9) on the basis of an exchange rate of EUR 1 = USD 1.16598 as of 31 May 2026.

Annex B-31

Le représentant de la Société Absorbée, ès qualité, certifie :	The representative of the Absorbed Company, acting in such capacity, certifies:
- que le chiffre total ci-dessus mentionné du passif de la Société Absorbée au 31 mars 2026 et le détail de ce passif, sont exacts et sincères,	- that the above-mentioned total amount of the liabilities of the Absorbed Company as of 31 March 2026, and the breakdown of such liabilities, are true and accurate;
- qu’il n’existait dans la Société Absorbée à la date susvisée du 31 mars 2026, aucun passif non comptabilisé ou engagement hors bilan,	- that there existed in the Absorbed Company as of the aforementioned date of 31 March 2026, no unrecorded liabilities or off-balance-sheet commitments;
- que toutes les déclarations requises par les lois et règlements en vigueur ont été faites régulièrement et en temps utile.	- that all filings required by the laws and regulations in force have been duly and timely made.
1.3. Détermination de l’actif net apporté par la Société Absorbée	1.3. Determination of Net Assets Contributed by the Absorbed Company
Des désignations et évaluations ci-dessus, il résulte que :	From the designations and valuations set forth above, it follows that:
Actif net	Valeur nette comptable (USD)
Les éléments d’actif sont apportés par la Société Absorbée pour une valeur de :	291.396.102
Le passif pris en charge par la Société Absorbante s’élève à :	16.746.580
Total actif net	274.649.522
Net Assets	Net book value (USD)
Assets contributed by the Absorbed Company amount to:	291,396,102
Liabilities assumed by the Absorbing Company amount to:	16,746,580
Total net assets	274,649,522
L’actif net apporté par la Société Absorbée s’élève à : deux cent soixante-quatorze millions six cent quarante-neuf mille cinq cent vingt-deux dollars des États-Unis (274.649.522 USD).	The net assets contributed by the Absorbed Company amount to: two hundred and seventy-four million six hundred and forty-nine thousand five hundred and twenty-two US dollars (USD 274,649,522).

L’actif net apporté par la Société Absorbée et rémunéré par la Société Absorbante s’élève à deux cent soixante-quatorze millions six cent quarante-neuf mille cinq cent vingt-deux dollars des États-Unis (274.649.522 USD), soit deux cent trente-cinq millions cinq cent cinquante-deux mille cinq cent quinze euros et quarante-huit centimes (235.552.515,48 EUR), après conversion sur la base d’un taux de change de 1 EUR = 1,16598 USD au 31 mai 2026.

The net assets contributed by the Absorbed Company and compensated by the Absorbing Company amount to two hundred seventy-four million six hundred forty-nine thousand five hundred twenty-two United States dollars (USD 274,649,522), equivalent to two hundred thirty-five million five hundred fifty-two thousand five hundred fifteen euros and forty-eight cents (EUR 235,552,515.48), following conversion at an exchange rate of EUR 1 = USD 1.16598 as of 31 May 2026.

1.4. Engagements hors-bilan	1.4. Off-Balance-Sheet Commitments
Au 31 mars 2026, les engagements hors bilan de la Société Absorbée sont les suivants : Aucun.	As of 31 March 2026, the off-balance-sheet commitments of the Absorbed Company are as follows: None.
1.5. Opposition des créanciers	1.5. Opposition of creditors

Ainsi qu’il est prévu à l’Article 1.2, l’apport à titre de fusion-absorption de la Société Absorbée par la Société Absorbante est fait à charge pour la Société Absorbante de payer en l’acquit de la Société Absorbée l’ensemble des éléments de passif de cette société.

As provided in Article 1.2, the contribution by way of merger by absorption of the Absorbed Company by the Absorbing Company is made subject to the Absorbing Company’s obligation to pay, on behalf of the Absorbed Company, all of the liabilities of such company.

Annex B-32

Ce passif sera supporté par la Société Absorbante, laquelle sera débitrice de ces dettes aux lieu et place de la Société Absorbée sans que cette substitution entraîne novation à l’égard des créanciers.

Such liabilities shall be borne by the Absorbing Company, which shall be liable for such debts in lieu and in place of the Absorbed Company, without such substitution resulting in a novation with respect to the creditors.

En conséquence, conformément aux dispositions des articles L. 236-15 et R. 236-11 du Code de commerce, les créanciers de la Société Absorbée et de la Société Absorbante dont la créance sera antérieure à la publication du présent Traité de Fusion pourront faire opposition dans un délai de trente (30) jours à compter de la publication du présent Traité de Fusion.

Consequently, in accordance with the provisions of Articles L. 236-15 and R. 236-11 of the French Commercial Code, creditors of the Absorbed Company and the Absorbing Company whose claims predate the publication of this Merger Agreement may file an opposition within thirty (30) days from the publication of this Merger Agreement.

2. PROPRIETE – JOUISSANCE – PERIODE INTERCALAIRE	2. OWNERSHIP – ENJOYMENT – INTERIM PERIOD
2.1. Propriété et jouissance	2.1. Ownership
La Société Absorbante aura la propriété et la jouissance des biens et droits apportés par la Société Absorbée à compter de la Date de Réalisation.	The Absorbing Company shall have ownership of the assets and rights contributed by the Absorbed Company as from the Completion Date.

A compter de cette date, la Société Absorbante sera subrogée purement et simplement d’une façon générale dans tous les droits et actions, obligations et engagements divers de la Société Absorbée. A ce titre, la Société Absorbante se trouvera notamment et en conformité aux dispositions de l’article L. 236-15 du Code de commerce, débitrice des créanciers de la Société Absorbée, en lieu et place de celle-ci, sans que cette substitution emporte novation à l’égard desdits créanciers.

As from such date, the Absorbing Company shall be subrogated, purely and simply, in a general manner, to all rights and actions, obligations and miscellaneous commitments of the Absorbed Company. In this respect, the Absorbing Company shall, in particular and in accordance with the provisions of Article L. 236-15 of the French Commercial Code, become liable for the debts of the Absorbed Company’s creditors, in lieu and in place of the Absorbed Company, without such substitution resulting in a novation with respect to said creditors.

Cette subrogation s’étend au bénéfice de toutes sûretés, garanties, cautions, privilèges ou hypothèques, nantissements et autres gages et avals sans que cette énumération soit limitative.	This subrogation extends to the benefit of all sureties, guarantees, bonds, liens or mortgages, pledges and other security interests and endorsements, without this list being exhaustive.
2.2. Période intercalaire	2.2. Interim Period
Nonobstant les stipulations relatives à la Date de Réalisation, les effets de la fusion, objet des présentes, remonteront au plan comptable au 31 mai 2026.	Notwithstanding the provisions relating to the Completion Date, the effects of the merger contemplated herein shall be retroactive, for accounting purposes, to 31 May 2026.

La Société Absorbante reprendra en conséquence toutes les opérations effectuées par la Société Absorbée au titre de la période comprise entre le 31 mai 2026 et la Date de Réalisation, la Société Absorbante s’engageant à prendre en charge les actifs apportés et les passifs transmis, tels qu’ils existeront alors.

The Absorbing Company shall accordingly take over all transactions carried out by the Absorbed Company during the period between 31 May 2026 and the Completion Date, the Absorbing Company undertaking to assume the contributed assets and transferred liabilities, as they shall then exist.

Corrélativement et de convention expresse, il est stipulé que toutes les opérations faites depuis le 31 mai 2026 par la Société Absorbée seront considérées comme l’ayant été, tant activement que passivement, pour le compte et aux profits et risques de la Société Absorbante.

Correspondingly, by express agreement, it is stipulated that all transactions carried out since 31 May 2026 by the Absorbed Company shall be deemed to have been carried out, both actively and passively, on behalf of and for the benefit and at the risk of the Absorbing Company.

Annex B-33

Dans l’attente de la réalisation définitive de la fusion, la Société Absorbée continuera à gérer lesdits biens, selon les mêmes principes, règles et conditions que par le passé, ne prendra aucun engagement important sortant du cadre de la gestion courante et ne procédera à la réalisation d’aucun élément de son actif immobilisé apporté, sans l’accord préalable de la Société Absorbante de manière à ne pas affecter les valeurs conventionnelles des apports retenues pour arrêter les bases de l’opération. De même, elle ne prendra aucun engagement important sans l’accord préalable de la Société Absorbante.

Pending the final completion of the merger, the Absorbed Company shall continue to manage said assets in accordance with the same principles, rules and conditions as in the past, shall not enter into any material commitment outside the ordinary course of business, and shall not dispose of any of its contributed non-current assets without the prior consent of the Absorbing Company, so as not to affect the agreed contribution values used to establish the basis of the transaction. Similarly, it shall not enter into any material commitment without the prior consent of the Absorbing Company.

A cet égard et sous réserve de ce qui suit, le représentant de la Société Absorbée déclare qu’il n’a été fait depuis le 31 mai 2026 (et il s’engage à ne faire entre la date de la signature des présentes et celle de la réalisation définitive des apports) aucune opération autre que les opérations de gestion courante.

In this regard and subject to the foregoing, the representative of the Absorbed Company declares that no transaction other than ordinary course transactions has been carried out since 31 May 2026 (and undertakes not to carry out any such transaction between the date of execution hereof and the date of final completion of the contributions).

En particulier et sous réserve de ce qui suit, le représentant de la Société Absorbée déclare qu’il n’a été pris, depuis la date du 31 mai 2026 (et qu’il ne sera pris jusqu’à la réalisation définitive de la fusion objet des présentes), aucune disposition de nature à entraîner une réalisation d’actif et qu’il n’a été procédé depuis ladite date du 31 mai 2026 (et qu’il ne sera procédé jusqu’à la date de réalisation définitive de la fusion) à aucune création de passif en dehors du passif commercial courant.

In particular and subject to the foregoing, the representative of the Absorbed Company declares that no measure likely to result in a disposal of assets has been taken since 31 May 2026 (and that none shall be taken until the final completion of the merger contemplated herein), and that no liabilities have been incurred since said date of 31 May 2026 (and that none shall be incurred until the date of final completion of the merger) other than trade liabilities in the ordinary course of business.

3. CHARGES ET CONDITIONS	3. CHARGES and CONDITIONS
Ceci rappelé, la fusion sera réalisée aux charges et conditions suivantes :	The foregoing having been recalled, the merger shall be carried out subject to the following charges and conditions:
3.1. En ce qui concerne BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2, Société Absorbante	3.1. With respect to BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2, Absorbing Company

Les présents apports sont faits sous les charges et conditions d’usage et de droit en pareille matière, et notamment sous celles suivantes, que le représentant de BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2 oblige celle-ci à accomplir et exécuter, savoir :

The present contributions are made subject to the customary and legally required charges and conditions in such matters, and in particular the following, which the representative of BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2 binds it to perform and comply with, namely:

(i)      BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2 prendra les biens et droits, avec tous leurs éléments corporels et incorporels en dépendant, en ce compris notamment les objets mobiliers et le matériel, dans l’état où le tout se trouvera lors de la prise de possession sans pouvoir élever aucune réclamation pour quelque cause que ce soit ;

(i)      BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2 shall take the assets and rights, together with all their tangible and intangible elements appurtenant thereto, including in particular the movable property and equipment, in the condition in which they are found at the time of taking possession, without being entitled to raise any claim whatsoever;

(ii)    BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2 reprendra et exécutera tous traités, marchés et conventions intervenus avec tous tiers, relativement à l’exploitation des biens et droits qui lui sont apportés, ainsi que toutes polices d’assurance contre l’incendie, les accidents et autres risques, et tous abonnements quelconques, y compris les branchements téléphoniques qui auraient pu être contractés ;

(ii)    BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2 shall assume and perform all contracts, agreements and arrangements entered into with any third party in connection with the operation of the assets and rights contributed to it, as well as all insurance policies against fire, accidents and other risks, and all subscriptions of any kind, including telephone connections that may have been contracted;

Annex B-34

(iii)   BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2 supportera et acquittera, à compter du jour de son entrée en jouissance, tous les impôts, contributions, taxes, primes et cotisations d’assurance, redevances d’abonnement, ainsi que toutes autres charges de toute nature, ordinaires ou extraordinaires, qui sont ou seront inhérents à l’exploitation des biens et droits, objet des apports-fusion ;

(iii)   BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2 shall bear and pay, as from the date of its entry into ownership, all taxes, duties, levies, insurance premiums and contributions, subscription fees, and all other charges of any nature, whether ordinary or extraordinary, that are or shall be inherent to the operation of the contributed assets and rights;

(iv)   BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2 se conformera aux lois, décrets, arrêtés, règlements et usages concernant les exploitations de la nature de celle dont font partie les biens et droits apportés, et elle fera son affaire personnelle de toutes autorisations qui pourraient être nécessaires, le tout à ses risques et périls ;

(iv)   BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2 shall comply with all laws, decrees, orders, regulations and customs relating to the operations of the nature of those that include the contributed assets and rights, and it shall be solely responsible for all authorizations that may be required, all at its own risk and expense;

(v)    BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2 aura seule droit aux dividendes et autres revenus échus sur les titres financiers et droits sociaux à elle apportés et fera son affaire personnelle, après réalisation définitive de la fusion, de la mutation à son nom de ces valeurs mobilières et droits sociaux ;

(v)    BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2 shall have sole entitlement to dividends and other income accrued on the contributed securities and equity interests, and shall be solely responsible, after the final completion of the merger, for the registration in its name of such securities and equity interests ;

(vi)   BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2 sera tenue à l’acquittement de la totalité du passif de Bleichroeder Acquisition Corp. II, dans les termes et conditions où il est et deviendra exigible, y compris tout passif qui serait omis dans les présentes ou non révélé au 31 mai 2026. BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2 sera notamment tenue au paiement de tous intérêts et à l’exécution de toutes les conditions d’actes ou titres de créance pouvant exister, sauf à obtenir, de tous créanciers, tous accords modificatifs de ces termes et conditions ;

(vi)   BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2 shall be liable for the payment of all liabilities of Bleichroeder Acquisition Corp. II, in the terms and conditions under which they are and shall become due, including any liabilities that may have been omitted herein or not disclosed as of 31 May 2026. BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2 shall in particular be liable for the payment of all interest and the performance of all conditions of any debt instruments that may exist, subject to obtaining from all creditors any amendments to such terms and conditions;

(vii) Il est précisé qu’à la date des présentes, Bleichroeder Acquisition Corp. II n’emploie aucun salarié.	(vii) It is specified that as of the date hereof, Bleichroeder Acquisition Corp. II does not employ any employees.
3.2. En ce qui concerne Bleichroeder Acquisition Corp. II, la Société Absorbée	3.2. With respect to Bleichroeder Acquisition Corp. II, the Absorbed Company
(i) Les apports à titre de fusion sont faits sous les garanties, charges et conditions ordinaires et de droit, et, en outre, sous celles qui figurent dans le présent acte ;	(i) The contributions by way of merger are made subject to the ordinary and legally required guarantees, charges and conditions, and in addition, subject to those set forth in this agreement;

Annex B-35

(ii)    Le représentant de Bleichroeder Acquisition Corp. II s’oblige, ès-qualité, à fournir à BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2, tant avant qu’après la réalisation de la fusion, tous renseignements dont cette dernière pourrait avoir besoin, à lui donner toutes signatures et à lui apporter tous concours utiles pour lui assurer vis-à-vis de quiconque la transmission des biens et droits compris dans les apports et l’entier effet des présentes conventions ; il s’oblige, notamment, et oblige la société qu’il représente, à faire établir, à première réquisition de BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2, tous actes complétifs, réitératifs ou confirmatifs des présents apports et à fournir toutes justifications et signatures qui pourraient être nécessaires ultérieurement ;

(ii)    The representative of Bleichroeder Acquisition Corp. II undertakes, acting in such capacity, to provide BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2, both before and after the completion of the merger, with all information that the latter may need, to furnish it with all signatures, and to provide it with all assistance useful to ensure the transfer of the assets and rights included in the contributions vis-à-vis any person and the full effectiveness of the present agreements; it undertakes in particular, and binds the company it represents, to cause to be prepared, upon the first request of BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2, all supplementary, reiterative or confirmatory instruments in respect of the present contributions, and to provide all evidence and signatures that may subsequently be required;

(iii)   Le représentant de Bleichroeder Acquisition Corp. II, ès-qualité, oblige la société qu’il représente à remettre et à livrer à BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2 aussitôt après la réalisation définitive de la fusion, tous les biens et droits ci-dessus apportés, ainsi que tous titres et documents de toute nature s’y rapportant ;

(iii)   The representative of Bleichroeder Acquisition Corp. II, acting in such capacity, binds the company it represents to deliver and hand over to BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2, promptly after the final completion of the merger, all of the above-contributed assets and rights, together with all instruments and documents of any kind relating thereto;

(iv)   Le représentant de Bleichroeder Acquisition Corp. II oblige la société qu’il représente à faire tout ce qui sera nécessaire pour permettre à BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2 d’obtenir le transfert à son profit et le maintien aux mêmes conditions, après réalisation définitive de la fusion, des prêts ayant pu être accordés à Bleichroeder Acquisition Corp. II.

(iv)   The representative of Bleichroeder Acquisition Corp. II binds the company it represents to take all necessary steps to enable BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2 to obtain the transfer to its benefit and the maintenance on the same terms, after the final completion of the merger, of any loans that may have been granted to Bleichroeder Acquisition Corp. II.

4. REMUNERATION DES APPORTS consentis A BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2	4. Consideration FOR CONTRIBUTIONS MADE TO BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2

Il sera attribué aux associés de Bleichroeder Acquisition Corp. II, trente-huit millions trois cent trente-trois mille trois cent trente-trois (38.333.333) actions d’une valeur nominale d’environ six euros et quatorze centimes (6,14 €) chacune créées par BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2 à titre d’augmentation de capital pour un montant nominal total de deux cent trente-cinq millions cinq cent quarante-neuf mille cinq cent quarante-cinq euros et vingt-neuf centimes (235.549.545,29 €). Ces actions nouvelles, toutes entièrement libérées, seront attribuées aux associés de Bleichroeder Acquisition Corp. II à raison d’une (1) action de BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2 pour une (1) action de Bleichroeder Acquisition Corp. II.

The shareholders of Bleichroeder Acquisition Corp. II shall be allotted thirty-eight million three hundred thirty-three thousand three hundred thirty-three (38,333,333) shares with a par value of approximately six euros and fourteen cents (EUR 6.14) each created by BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2 by way of a share capital increase for an aggregate nominal amount of two hundred and thirty-five million five hundred and forty-nine thousand five hundred and forty-five euros and twenty-nine cents (EUR 235,549,545.29). These new shares, all of which are fully paid-up, shall be allotted to the shareholders of Bleichroeder Acquisition Corp. II at the rate of one (1) share of BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2 for one (1) share of Bleichroeder Acquisition Corp. II.

Annex B-36

Il sera également procédé à une réduction de capital d’un montant de cinquante mille euros (50.000 €) par voie d’annulation des huit mille cent trente-sept (8.137) actions de la Société Absorbée suite à la réalisation définitive de la fusion, résultant de l’apport par les associés de Bleichroeder Acquisition Corp. II.

A share capital reduction in an amount of fifty thousand euros (EUR 50,000) shall also be carried out through the cancellation of the eight thousand one hundred thirty-seven (8,137) shares of the Absorbed Company following the definitive completion of the merger, resulting from the contribution made by the shareholders of Bleichroeder Acquisition Corp. II.

La rémunération ci-dessus convenue correspond à la parité de fusion arrêtée de façon forfaitaire, en sorte qu’elle ne saurait être changée à moins d’un accord mutuel des représentants légaux de la Société Absorbante et de la Société Absorbée avant que la fusion ne soit soumise aux associés, ou par décision conjointe des assemblées générales extraordinaires des sociétés concernées qui seront appelées à statuer sur l’opération, au motif que la consistance ou l’importance du patrimoine de l’une ou de l’autre de ces sociétés, ayant servi à établir cette parité, aurait été modifiée depuis la date de référence utilisée pour établir la consistance des éléments d’actif et de passif. Toute éventuelle variation des actifs nets de la Société Absorbée entre le 31 mars 2026 et le 31 mai 2026 sera prise en compte dans la prime de fusion.

The consideration set forth above was agreed upon on the basis of the merger exchange ratio determined on a fixed basis, so that it may not be changed absent mutual agreement of the legal representatives of the Absorbing Company and the Absorbed Company before the merger is submitted to the shareholders, or by joint decision of the extraordinary general meetings of the relevant companies called to vote on the transaction, on the grounds that the content or value of the estate of either company, used to determine such exchange ratio, would have been modified since the reference date used to determine the content of the assets and liabilities. Any change in the net assets of the Absorbed Company between 31 March 2026 and 31 May, 2026 shall be taken into account in the merger premium.

Les actions nouvelles à créer par la Société Absorbante seront soumises à toutes les dispositions statutaires de cette société et porteront jouissance à compter de la Date de Réalisation.	The new shares to be created by the Absorbing Company shall be subject to all statutory provisions of the Absorbing Company and shall carry dividend rights as from the Completion Date.

La différence entre :

la valeur nette cumulée des biens et droits apportés par Bleichroeder Acquisition Corp. II, soit deux cent soixante-quatorze millions six cent quarante-neuf mille cinq cent vingt-deux dollars (274.649.522 USD), soit deux cent trente-cinq millions cinq cent cinquante-deux mille cinq cent quinze euros et quarante-huit centimes (235.552.515,48 €) au taux de change de 1 EUR = 1,16598 USD au 31 mai 2026, et la valeur nominale des actions qui seront créées par BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2, Société Absorbante, au titre de l’augmentation de capital susvisée, soit deux cent trente-cinq millions cinq cent quarante-neuf mille cinq cent quarante-cinq euros et vingt-neuf centimes (235.549.545,29 €), est égale à deux mille neuf cent soixante-dix euros et dix-neuf centimes (2.970,19 €),

une prime de fusion de deux mille neuf cent soixante-dix euros et dix-neuf centimes (2.970,19 €) qui sera constatée dans les comptes de la Société Absorbante.

The difference between:

the cumulative net value of the assets and rights contributed by Bleichroeder Acquisition Corp. II, i.e. two hundred seventy-four million six hundred forty-nine thousand five hundred twenty-two dollars (USD 274,649,522), being two hundred thirty-five million five hundred fifty-two thousand five hundred fifteen euros and forty-eight cents (EUR 235,552,515.48) at the exchange rate of EUR 1 = USD 1.16598 as of 31 May 2026, and the par value of the shares to be created by BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2, the Absorbing Company, by way of the above-mentioned share capital increase, i.e. two hundred and thirty-five million five hundred and forty-nine thousand five hundred and forty-five euros and twenty-nine cents (EUR 235,549,545.29)

being equal to two thousand nine hundred seventy euros and nineteen cents (EUR 2,970.19),

a merger premium of two thousand nine hundred seventy euros and nineteen cents (EUR 2,970.19) to be recorded in the accounts of the Absorbing Company.

Conformément aux dispositions du Companies Act (revised) des Îles Caïmans, Bleichroeder Acquisition Corp. II, Société Absorbée, sera dissoute par anticipation et de plein droit par le seul fait de la fusion et à compter de la Date de Réalisation. La dissolution de Bleichroeder Acquisition Corp. II ne sera suivie d’aucune opération de liquidation de cette société.

In accordance with the provisions of the Companies Act (Revised) of the Cayman Islands, Bleichroeder Acquisition Corp. II, the Absorbed Company, shall be dissolved early and by operation of law by the sole effect of the merger and as from the Completion Date. The dissolution of Bleichroeder Acquisition Corp. II shall not be followed by any liquidation proceedings.

Annex B-37

La Société Absorbante assurera l’inscription en compte, au profit des associés de la Société Absorbée, des actions nouvelles émises en contrepartie des apports effectués par cette dernière.

The Absorbing Company shall ensure the book-entry registration, for the benefit of the shareholders of the Absorbed Company, of the new shares issued in consideration for the contributions made by the latter.

5. DECLARATIONS	5. REPRESENTATIONS
Le représentant de Bleichroeder Acquisition Corp. II, ès qualité, déclare :	The representative of Bleichroeder Acquisition Corp. II, acting in such capacity, represents and warrants:
5.1. Sur la société elle-même (Société Absorbée)	5.1. Regarding the Company Itself (Absorbed Company)

(i)     qu’elle n’est pas actuellement, et n’a jamais été, en état de cessation des paiements, de sauvegarde, de redressement ou de liquidation judiciaires, de même qu’elle ne fait pas l’objet et n’a jamais fait l’objet d’une procédure de mandat ad hoc, de règlement amiable ou de conciliation ;

(i)     that it is not currently, and has never been, in a state of cessation of payments, safeguard, judicial reorganization or judicial liquidation, and that it is not and has never been the subject of any ad hoc mandate, amicable settlement or conciliation proceedings;

(ii) qu’elle n’est pas actuellement, ni susceptible d’être ultérieurement, l’objet de poursuites pouvant entraver ou interdire l’exercice de son activité ;	(ii) that it is not currently, nor is it likely to become, the subject of any proceedings that could hinder or prohibit the conduct of its business;
(iii) qu’il n’existe aucun engagement financier ou autre, de nature à modifier la parité retenue pour la présente fusion.	(iii) that there are no financial or other commitments of a nature that would modify the exchange ratio adopted for the present merger.
5.2. Sur les biens apportés	5.2. Regarding the Contributed Assets
(i) que le patrimoine de la société n’est menacé d’aucune confiscation ou d’aucune mesure d’expropriation ;	(i) that the company’s assets are not threatened by any confiscation or expropriation measure;

(ii)    que les éléments de l’actif apporté, au titre de la fusion, notamment les divers éléments corporels ou incorporels compris dans les apports, ne sont grevés d’aucune inscription de privilège de vendeur, hypothèque, nantissement, warrant, ou gage quelconque, et que lesdits éléments sont de libre disposition entre les mains de Bleichroeder Acquisition Corp. II, sous réserve de l’accomplissement des formalités nécessaires pour la régularité de leur mutation.

(ii)    that the assets contributed by way of merger, including the various tangible or intangible elements included in the contributions, are not encumbered by any registered vendor’s lien, mortgage, pledge, warrant or security interest of any kind, and that said assets are freely disposable in the hands of Bleichroeder Acquisition Corp. II, subject to the completion of the formalities required for the proper transfer thereof.

6. CONDITIONS SUSPENSIVEs	6. CONDITIONS PRECEDENT

Les mandataires des deux sociétés parties à la fusion contractent par les présentes, uniquement, l’engagement de soumettre la fusion projetée à l’assemblée générale extraordinaire de la Société Absorbante, et à l’assemblée générale extraordinaire de la Société Absorbée, au plus tard le 30 septembre 2026.

The representatives of the two companies party to the merger hereby undertake solely to submit the contemplated merger to the extraordinary general meeting of the Absorbing Company and to the extraordinary general meeting of the Absorbed Company, no later than 30 September 2026.

De ce fait, le présent document ne vaut que comme projet de fusion et est, à ce titre, soumis aux conditions ci-dessous :	Accordingly, this document constitutes only a draft merger plan and is, as such, subject to the following conditions:
(i) l’approbation du projet de fusion :	(i) the approval of the draft merger plan:

-        par l’assemblée générale extraordinaire de Bleichroeder Acquisition Corp. II, qui sera convoquée à cet effet, le texte intégral de la résolution devant être examiné et, le cas échéant, adopté et approuvé est le suivant ;

-        by the extraordinary general meeting of Bleichroeder Acquisition Corp. II, which shall be convened for such purpose, the full text of the resolution to be considered and, if thought fit, passed and approved is as follows:

Annex B-38

“IL EST RÉSOLU, à titre de résolution spéciale, que, sous réserve de l’adoption de chacune des autres propositions constituant des conditions préalables:	“RESOLVED, as a special resolution, that, subject to the passing of each of the other Condition Precedent Proposals:

(a)     Bleichroeder Acquisition Corp. II (« Bleichroeder ») soit autorisée à fusionner avec et au sein de BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2 (« Merger Sub »), Merger Sub subsistant en qualité de société survivante (« Bleichroeder Surviving Corporation »), de sorte que l’entreprise, les biens et les engagements de Bleichroeder et de Merger Sub soient dévolus à Bleichroeder Surviving Corporation en vertu de ladite fusion conformément aux dispositions de la Partie 16 du Companies Act (revised) des Îles Caïmans et du Code de commerce français (la « Fusion de Réincorporation ») ;

(a)     Bleichroeder Acquisition Corp. II (“Bleichroeder”) be authorized to merge with and into BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2 (“Merger Sub”), with Merger Sub continuing as the surviving company (“Bleichroeder Surviving Corporation”), such that the undertaking, property and liabilities of Bleichroeder and Merger Sub vest in Bleichroeder Surviving Corporation by virtue of such merger pursuant to the provisions of Part 16 of the Companies Act (Revised) of the Cayman Islands and the French Code de commerce (the “Reincorporation Merger”);

(b)     le plan de fusion relatif à la Fusion de Réincorporation, dans la forme jointe en Annexe B à la circulaire de sollicitation de procurations/au prospectus ci-joint, sous réserve des modifications susceptibles d’être approuvées par les administrateurs de Bleichroeder et les signataires autorisés de Merger Sub, y compris les annexes y afférentes (le « Plan de Fusion de Réincorporation »), soit autorisé, approuvé et confirmé à tous égards ;

(b)    the plan of merger relating to the Reincorporation Merger in the form attached to the accompanying proxy statement/prospectus as Annex B, subject to such amendments as may be approved by any of the directors of Bleichroeder and the authorized signatories of Merger Sub, including the annexures thereto (the “Reincorporation Plan of Merger”), be authorized, approved and confirmed in all respects;

(c)     les statuts de Bleichroeder Surviving Corporation soient établis dans la forme jointe au Plan de Fusion de Réincorporation, avec effet à compter de la date d’effet de la Fusion de Réincorporation ;

(c) the articles of association of Bleichroeder Surviving Corporation be in the form attached to the Reincorporation Plan of Merger with effect from the effective time of the Reincorporation Merger;

(d)    Bleichroeder soit et est par les présentes autorisée à conclure le Plan de Fusion de Réincorporation, et que le Plan de Fusion de Réincorporation soit signé par tout administrateur agissant au nom de Bleichroeder ;

(d) Bleichroeder be and is hereby authorized to enter into the Reincorporation Plan of Merger, and the Reincorporation Plan of Merger be executed by any one director on behalf of Bleichroeder;

(e)     tout administrateur, Ogier (Cayman) LLP ou le prestataire de services de siège social de Bleichroeder soit autorisé à déposer le Plan de Fusion de Réincorporation, accompagné de tout document justificatif, aux fins d’enregistrement auprès du registre du commerce et des sociétés des Îles Caïmans et à procéder à tout dépôt complémentaire ou à prendre toute mesure complémentaire qu’il jugera nécessaire au titre de la Fusion de Réincorporation ; et

(e)     any one director, Ogier (Cayman) LLP or Bleichroeder’s registered office services provider be authorized to file the Reincorporation Plan of Merger, together with any supporting documentation, for registration to the Registrar of Companies of the Cayman Islands and to make such additional filings or take such additional steps as they deem necessary in respect of the Reincorporation Merger; and

Annex B-39

(f)     le projet de traité de fusion ainsi que l’ensemble des dépôts et publications devant être effectués auprès du Registre du Commerce et des Sociétés au titre de la Fusion de Réincorporation, et toutes les questions y afférentes conformément au Code de commerce français, soient, dans la mesure requise, ratifiés, autorisés, approuvés et confirmés à tous égards. » ;

(f)     the draft merger agreement and all filings and publications to be filed with the Registre du Commerce et des Sociétés in relation to the Reincorporation Merger, and all matters related thereto in accordance with the French Code de commerce be to the extent required ratified, authorized, approved and confirmed in all respects.”;

et	and
- par l’assemblée générale extraordinaire des actionnaires de BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2, qui sera convoquée en vue de se prononcer sur :	- by the extraordinary general meeting of the shareholders of BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2, which shall be convened to vote on:
(a) l’approbation de la fusion ; et	(a) the approval of the merger; and
(b) l’approbation de la valeur des apports, de la parité d’échange, de l’augmentation de capital résultant de la fusion et de la réduction de capital ;	(b) the approval of the value of the contributions, the exchange ratio, the capital increase resulting from the merger and the capital reduction;
(ii) la réception du certificat de radiation par voie de fusion par le greffe des Iles Caïmans conformément à l’article 237(14) du Companies Act,	(ii) the issuance of the certificate of strike off by way of merger by the Registrar of Companies of the Cayman Islands in accordance with Section 237(14) of the Companies Act;
le tout selon la procédure définie par le Code de commerce.	all in accordance with the procedure set forth by the French Commercial Code.

La réalisation de ces conditions préalables sera suffisamment établie, à l’égard de toutes les parties, par la remise d’une copie certifiée conforme ou d’un extrait du procès-verbal des résolutions adoptées par les actionnaires de BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2 et par les associés de Bleichroeder Acquisition Corp. II.

The fulfillment of these conditions precedent shall be sufficiently established, vis-à-vis all parties, by the delivery of a certified true copy or extract of the minutes of the resolutions passed by the shareholders of BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2 and of the shareholders of Bleichroeder Acquisition Corp. II.

La constatation matérielle de la réalisation définitive de la fusion pourra être établie par tout autre moyen approprié. La réalisation effective de la fusion par voie d’absorption interviendra à la date à laquelle le plan de fusion et l’ensemble des autres documents requis par le Companies Act (revised) des Îles Caïmans (le « Cayman Companies Act ») auront été enregistrés par le greffe des Îles Caïmans conformément au Companies Act, ou à toute date ultérieure stipulée dans le plan de fusion ou prévue par le Cayman Companies Act ou conformément à ceux-ci (la « Date de Réalisation »).

The material determination of the final completion of the merger may be established by any other appropriate means. The effective completion of the merger by absorption shall occur on the date that a plan of merger and all other documents required by the Companies Act (Revised) of the Cayman Islands (“Cayman Companies Act”) have been registered by the Registrar of Companies of the Cayman Islands in accordance with the Cayman Companies Act or such later time as specified in or otherwise in accordance with the plan of merger or the Cayman Companies Act (the “Completion Date”).

Dans l’hypothèse où la fusion ne serait pas définitivement réalisée au plus tard le 31 octobre 2026, le présent projet de fusion serait automatiquement caduc sans indemnité de part ou d’autre.	In the event that the merger is not definitively completed by 31 October 2026 at the latest, this draft merger plan shall automatically lapse without any indemnity from either Party.

Annex B-40

7. RÉGIME FISCAL	7. TAX REGIME
7.1. Dispositions générales	7.1. General Provisions

Les représentants de la Société Absorbante et de la Société Absorbée obligent celles-ci à se conformer à toutes dispositions légales françaises en vigueur, en ce qui concerne les déclarations à faire pour le paiement de l’impôt sur les sociétés et de toutes autres impositions ou taxes résultant de la réalisation définitive des apports faits à titre de fusion.

The representatives of the Absorbing Company and the Absorbed Company bind them to comply with all applicable French statutory provisions with respect to the filings required for the payment of corporate income tax and all other taxes or duties resulting from the final completion of the contributions made by way of merger.

7.2. Impôts sur les sociétés	7.2. Corporate Income Tax

Nonobstant la date de sa réalisation juridique, la fusion prendra effet sur le plan fiscal le 31 mai 2026.

En conséquence, les résultats, bénéficiaires ou déficitaires, dégagés depuis cette date par l’exploitation de la Société Absorbée, seront compris dans le résultat imposable de la Société Absorbante.

La présente fusion est soumise au régime fiscal de droit commun applicable aux fusions en vertu du Code général des impôts.

Notwithstanding the date of its legal completion, the merger shall take effect for tax purposes on 31 May 2026.

Consequently, the results, whether in profit or loss, generated since such date from the operations of the Absorbed Company, shall be included in the taxable income of the Absorbing Company.

The present merger shall be subject to the ordinary tax regime applicable to mergers under the French General Tax Code.

7.3. Enregistrement	7.3. Registration Duties
Conformément aux articles 816 et 816 A du Code général des impôts, le présent projet sera enregistré gratuitement.	In accordance with Articles 816 and 816 A of the French General Tax Code, this draft merger plan shall be registered free of charge.
7.4. Obligations déclaratives	7.4. Filing Obligations

Les soussignés, agissant en ladite qualité, au nom des sociétés qu’ils représentent, s’engagent expressément à respecter l’ensemble des obligations déclaratives applicables au titre du régime fiscal de droit commun dans le cadre de la présente fusion.

The undersigned, acting in such capacity, on behalf of the companies they represent, expressly undertake to comply with all filing and reporting obligations applicable under the ordinary tax regime in connection with the present merger.

7.5. Autres impôts et taxes	7.5. Other Taxes and Duties

S’agissant des autres taxes et impôts, la Société Absorbante sera subrogée dans tous les droits et obligations de la Société Absorbée et s’engage à satisfaire aux paiements et obligations déclaratives correspondantes.

With respect to other taxes and duties, the Absorbing Company shall be subrogated to all rights and obligations of the Absorbed Company and undertakes to satisfy the corresponding payment and filing obligations.

7.6. Régime fiscal fédéral américain	7.6. U.S. Federal Income Tax Treatment

Aux fins de l’impôt fédéral sur le revenu des États-Unis, les Parties entendent que la fusion par voie d’absorption de la Société Absorbée par la Société Absorbante constitue une opération éligible au régime de « réorganisation » au sens de l’article 368(a)(1)(F) du Code fiscal fédéral des États-Unis de 1986, tel que modifié (le « Code »), et des règlements du Trésor des États-Unis pris en application de celui-ci. La Société Absorbée et la Société Absorbante (a) s’engagent à déposer et à conserver les informations requises en vertu de l’article 1.368-3 des règlements du Trésor des États-Unis, et (b) s’engagent à déposer l’ensemble des déclarations fiscales et autres déclarations informatives aux États-Unis sur une base conforme à ce traitement, sauf si un traitement différent est requis en vertu d’une « détermination » au sens de l’article 1313(a) du Code.

For United States federal income tax purposes, the Parties intend that the merger by way of absorption of the Absorbed Company by the Absorbing Company will constitute a transaction that qualifies as a “reorganization” within the meaning of Section 368(a)(1)(F) of the United States Internal Revenue Code of 1986, as amended (the “Code”) and the United States Treasury Regulations promulgated thereunder. The Absorbed Company and the Absorbing Company (a) agree to file and retain such information as will be required under United States Treasury Regulations Section 1.368-3, and (b) agree to file all United States tax and other informational returns on a basis consistent with such treatment, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

Annex B-41

8. Date d’effet de la fusion	8. EFFECTIVE DATE OF THE MERGER
8.1. Date de réalisation	8.1. Completion Date
La Société Absorbante sera propriétaire des biens apportés, sous réserve de la réalisation des conditions suspensives visées à l’Article 6, à la Date de Réalisation.	The Absorbing Company shall become the owner of the contributed assets, subject to the fulfillment of the conditions precedent set forth in Article 6, as from the Completion Date.
8.2. Date d’effet de la fusion sur les plans fiscal et comptable	8.2. Effective Date of the Merger for Tax and Accounting Purposes
Conformément aux dispositions de l’article L. 236-4 du Code de commerce, les Parties conviennent que la fusion aura un effet fiscal et comptable au 31 mai 2026 (la « Date d’Effet »).	In accordance with the provisions of Article L. 236-4 of the French Commercial Code, the Parties agree that the merger shall have tax and accounting effect on 31 May 2026 (the “Effective Date”).

Toutes les opérations actives et passives réalisées par la Société Absorbée depuis la Date d’Effet et jusqu’à la Date de Réalisation seront considérées comme accomplies par la Société Absorbante, étant précisé que :

All active and passive transactions carried out by the Absorbed Company between the Effective Date and the Completion Date shall be deemed to have been carried out by the Absorbing Company, it being specified that:

- les Parties ayant décidé de donner un effet rétroactif à la fusion, tant sur le plan comptable que fiscal, la date d’effet comptable et fiscale de la fusion sera le 31 mai 2026 ;	- the Parties having decided to give the merger retroactive effect, both for accounting and tax purposes, the accounting and tax effective date of the merger shall be 31 May 2026;
- le patrimoine de la Société Absorbée est transmis à la Société Absorbante dans l’état où il se trouve au jour de la réalisation définitive de la fusion ;	- the estate of the Absorbed Company is transferred to the Absorbing Company in the condition in which it is found on the date of final completion of the merger;
- la fusion emporte transmission universelle de l’universalité du patrimoine de la Société Absorbée, y compris les éléments non expressément désignés aux présentes ;	- the merger entails the universal transfer of the entirety of the estate of the Absorbed Company, including elements not expressly designated herein;
- la Société Absorbante deviendra débitrice des créanciers de la Société Absorbée au lieu et place de celle-ci, sans que cette substitution n’emporte novation à leur égard.

-        the Absorbing Company shall become liable for the debts of the Absorbed Company’s creditors in lieu and in place of the Absorbed Company, without such substitution resulting in a novation with respect to such creditors.

9. DISPOSITIONS DIVERSES	9. MISCELLANEOUS PROVISIONS
9.1. Formalités	9.1. Formalities

La Société Absorbante s’engage à remplir, dans les délais voulus, toutes formalités légales et faire opérer toutes les publications prescrites par la loi, en vue de rendre opposable aux tiers la dévolution des éléments d’actif et de passif découlant de la fusion.

The Absorbing Company undertakes to complete, within the required time periods, all legal formalities and cause to be made all publications prescribed by law, in order to render the transfer of the assets and liabilities resulting from the merger enforceable against third parties.

En particulier, elle s’engage à :	In particular, it undertakes to:
- faire son affaire personnelle des déclarations et formalités nécessaires auprès de toutes administrations qu’il appartiendra, pour faire mettre à son nom les biens apportés ;	- be solely responsible for all filings and formalities required with all relevant authorities in order to register the contributed assets in its name;

Annex B-42

-        procéder à la signification des apports-fusion, si besoin est, à tous débiteurs de la Société Absorbée à raison des transferts de créances à leur encontre, dans les conditions prévues à l’article 1690 du Code civil ;

-        serve notice of the merger contributions, if necessary, on all debtors of the Absorbed Company in respect of the transfer of receivables against them, in the conditions provided for in Article 1690 of the French Civil Code;

- à la publication des apports ; et	- cause the contributions to be published; and

-        en ce qui concerne les mutations de titres financiers et de droits sociaux qui lui sont apportés, se conformer aux dispositions statutaires des sociétés considérées relatives aux mutations desdites valeurs et droits sociaux.

-        with respect to transfers of securities and equity interests contributed to it, comply with the statutory provisions of the relevant companies regarding transfers of such securities and equity interests.

Au cas où l’accomplissement des formalités de publication et de réquisition d’états révélerait l’existence d’inscriptions de privilège, de nantissement ou de gage, autres que ceux relatés aux présentes ou dans tous documents séparés en faisant suite, la Société Absorbée devrait, ainsi que l’y oblige son représentant, ès-qualité, en rapporter les mainlevées et les certificats de radiation dans le mois de la dénonciation amiable qui en serait faite par la Société Absorbante, sans frais pour celle-ci.

In the event that the completion of publication and filing formalities reveals the existence of any registrations of vendor’s liens, pledges or security interests other than those referred to herein or in any separate documents following hereon, the Absorbed Company shall, as its representative, acting in such capacity, hereby binds it to do, obtain releases and certificates of cancellation thereof within one month of the informal notice given by the Absorbing Company, at no cost to the latter.

9.2. Accord des co-contractants	9.2. Consent of Co-Contracting Parties

Au cas où la transmission de certains biens et de certaines dettes ou obligations serait subordonnée à un accord ou à un agrément d’un tiers co-contractant quel qu’il soit, la Société Absorbée devra, en temps utile, solliciter les accords ou obtenir les agréments nécessaires et en justifier à la Société Absorbante, cette dernière devant de son côté faire toutes diligences en vue de l’accomplissement de toutes formalités requises pour rendre la transmission opposable aux tiers concernés.

In the event that the transfer of certain assets, liabilities or obligations is subject to the consent or approval of a third-party co-contracting party of any kind, the Absorbed Company shall, in a timely manner, seek the necessary consents or obtain the necessary approvals and evidence the same to the Absorbing Company, the latter being required, for its part, to take all steps with a view to the completion of all formalities required to render the transfer enforceable against the relevant third parties.

9.3. Désistement	9.3. Waiver

Le représentant de la Société Absorbée déclare désister purement et simplement celle-ci de tous droits de privilège et d’action résolutoire pouvant profiter à la société qu’il représente sur les biens ci-dessus apportés, pour garantir l’exécution des charges et conditions imposées à la Société Absorbante aux termes du présent acte.

The representative of the Absorbed Company hereby declares that it purely and simply waives, on behalf of the company it represents, all rights of vendor’s lien and action for rescission that may benefit the company it represents over the above-contributed assets, in order to guarantee the performance of the charges and conditions imposed on the Absorbing Company under this agreement.

En conséquence, il renonce expressément à prendre une quelconque inscription de privilèges ou d’acte résolutoire au Service de la Publicité Foncière compétent ou au Greffe du Tribunal des Activités Economiques (anciennement Tribunal de Commerce) au profit de la Société Absorbée qu’il représente au titre de la présente fusion.

Consequently, it expressly waives the right to register any lien or rescission action with the competent Land Registry or the Trade and Companies Register for the benefit of the Absorbed Company it represents in connection with the present merger.

9.4. Remise de titres	9.4. Delivery of Documents and Instruments

Il sera remis à la Société Absorbante, lors de la réalisation définitive de la fusion, les originaux des actes constitutifs et modificatifs de la Société Absorbée ainsi que les livres de comptabilité, les titres de propriété, les valeurs mobilières, la justification de la propriété des actions et autres droits sociaux et tous contrats, archives, pièces ou autres documents relatifs aux biens et droits apportés par la Société Absorbée à la Société Absorbante.

Upon the completion of the merger, the original constitutional and amendment documents of the Absorbed Company, as well as its accounting books, deeds of ownership, securities, evidence of shareholding and other corporate rights, and all contracts, records, documents, or other materials relating to the assets and rights contributed by the Absorbed Company to the Absorbing Company, shall be delivered to the Absorbing Company.

Annex B-43

9.5. Frais	9.5. Costs

Tous les frais, droits et honoraires auxquels donnera ouverture la fusion, ainsi que tous ceux qui en seront la suite et la conséquence, seront supportés par la Société Absorbante, ainsi que son représentant l’y oblige.

All costs, duties and fees arising from the merger, as well as all those that are the consequence thereof, shall be borne by the Absorbing Company, as its representative hereby binds it to do.
9.6. Election de domicile	9.6. Election of domicile

Pour l’exécution des présentes et de leurs suites, et pour toutes significations et notifications, les représentants des sociétés en cause, ès-qualité, élisent domicile aux sièges respectifs desdites sociétés.

For the purposes of the execution hereof and of any consequences hereof, and for all service of process and notifications, the representatives of the companies concerned, acting in such capacity, elect domicile at the respective registered offices of said companies.

9.7. Pouvoirs	9.7. Powers
Tous pouvoirs sont donnés au porteur d’un original ou d’une copie des présentes pour remplir toutes formalités et faire toutes déclarations, significations, tous dépôts, publications et autres.	All powers are hereby granted to the bearer of an original or a copy hereof to complete all formalities and make all filings, service of process, deposits, publications and other actions.

9.8.   Langue applicable

Le présent Traité de Fusion est rédigé en langue française et en langue anglaise. Les deux versions ont été établies simultanément et font partie intégrante du même document.

En cas de divergence, de contradiction ou de difficulté d’interprétation entre la version française et la version anglaise du présent traité, la version française prévaudra en toutes circonstances.

La version anglaise du présent traité est établie à titre purement informatif et ne saurait, en aucun cas, prévaloir sur la version française ni être utilisée pour interpréter les termes et conditions du présent traité d’une manière qui serait contraire à la version française.

Les Parties reconnaissent et acceptent expressément que la version française constitue la version de référence du présent traité pour toute question relative à son interprétation, son exécution et ses effets juridiques.

9.8.   Governing language

This Merger Agreement is drawn up in the French language and in the English language. Both versions have been prepared simultaneously and form an integral part of the same document.

In the event of any discrepancy, contradiction or difficulty of interpretation between the French version and the English version of this agreement, the French version shall prevail in all circumstances.

The English version of this agreement is provided for information purposes only and shall not, under any circumstances, prevail over the French version or be used to interpret the terms and conditions of this agreement in a manner that would be contrary to the French version.

The Parties expressly acknowledge and agree that the French version constitutes the authoritative version of this agreement for all matters relating to its interpretation, performance and legal effects.

9.9. Signature électronique	9.9. Electronic Signature

Les Parties conviennent de signer électroniquement le présent Traité de Fusion par l’intermédiaire d’un prestataire de services de signature dématérialisée conformément aux dispositions des articles 1366 et suivants du Code civil.

The Parties agree to sign this Merger Agreement electronically through an electronic signature service provider in accordance with the provisions of Articles 1366 et seq. of the French Civil Code.

Chacune des Parties reconnaît que ce procédé de signature (i) permet d’identifier dûment les signataires et de garantir l’intégrité et la conservation du présent traité de fusion conformément à l’article 1366 du Code civil et (ii) constitue un procédé fiable d’identification au sens de l’article 1367 du Code civil, conformément aux dispositions du Règlement eIDAS.

Each Party acknowledges that this signing process (i) duly identifies the signatories and guarantees the integrity and preservation of this merger agreement in accordance with Article 1366 of the French Civil Code and (ii) constitutes a reliable identification process within the meaning of Article 1367 of the French Civil Code, in accordance with the provisions of the eIDAS Regulation.

Annex B-44

Les Parties conviennent expressément que le présent traité de fusion signé selon ce procédé de signature :	The Parties expressly agree that this merger agreement signed using such signing process:
(i) constitue l’original du traité de fusion ;	(i) constitutes the original of the merger agreement;

(ii)    est établi conformément à l’article 1375 alinéa 4 du Code civil en un seul exemplaire numérique original, dont une copie sera délivrée à chacune des Parties directement par le prestataire de services ;

(ii)    is executed in accordance with Article 1375, paragraph 4, of the French Civil Code in a single original digital copy, a copy of which shall be delivered to each of the Parties directly by the service provider;

(iii) a la même force probante qu’un acte authentique manuscrit conformément à l’article 1366 du Code civil ; et	(iii) has the same evidentiary force as a handwritten authentic deed in accordance with Article 1366 of the French Civil Code; and
(iv) pourra valablement être opposé aux Parties et est susceptible d’être produit en justice, à titre de preuve littérale, en cas de litige, y compris dans les litiges opposant les Parties.	(iv) may validly be relied upon against the Parties and may be produced in court as documentary evidence in the event of a dispute, including in disputes between the Parties
[Signatures en page suivante]	[Signatures on following page]

Annex B-45

BLEICHROEDER ACQUISITION FRANCE MERGER SUB 2 Représentée par Monsieur Michel Combes Société Absorbante	Bleichroeder Acquisition Corp. II Représentée par Monsieur Marcello Padula Société Absorbée

Annex B-46

LISTE DES ANNEXES
LIST OF SCHEDULES

Annexe 1	Comptes sociaux au 31 mai 2026 de la Société Absorbante
Financial statements as of 31 May 2026 of the Absorbing Company

Annexe 2	Comptes sociaux au 31 mars 2026 de la Société Absorbée
Financial statements as of 31 March 2026 of the Absorbed Company

Annex B-47

Annex H-1

Translation for information purposes only (French version prevailing in all cases)

Pasqal Holding
Public limited company with a capital of EUR [•]
24 Av. Emile Baudot
91120 Palaiseau
France

(the “Company”)

ARTICLES OF ASSOCIATION

_______________________________________

Articles of association amended on [•]

Certified true copy of the original by [•], managing director

Article 1 - Corporate form

The Company is a public limited company governed by the applicable laws and regulations as well as by these articles of association.

Article 2 - Corporate name

The corporate name is:

“Pasqal Holding”.

All deeds and documents issued by the Company must mention the corporate name, immediately preceded or followed by the words “public limited company” or the acronym “S.A.”, as well as the amount of the share capital, the place and the registration number of the Company in the Trade and Companies Register.

Article 3 - Corporate purpose

The Company’s corporate purpose, directly or indirectly, in France and abroad:

-        the study, design, manufacture, marketing, distribution, development, operation and maintenance of computer software, systems, components, solutions and hardware and simulators, the production of prototypes and technological or innovative products or elements relating to the use of neutral atoms manipulated by laser, including the exploitation and commercialization of research for this purpose, patents and know-how related to these concepts and technologies;

-        consulting in the field of quantum computing, quantum information science and lasers;

-        the provision of engineering, research and consulting in quantum computing, quantum simulation, and new quantum information technologies, consulting and assistance in this field;

-        the study, design, manufacture, prototyping and marketing of technological or innovative solutions, systems and hardware and computer equipment;

-        research and development in all the aforementioned matters;

-        the taking, filing, registration, acquisition, exploitation, maintenance or transfer of all processes, patents, trademarks and more generally any intellectual property rights relating to the aforementioned matters;

-        the acquisition of all interests and participations in equity and quasi-equity, including the full holding of the capital of one or more commercial, industrial, financial or other companies, French or foreign, whatever their purpose, created or to be created, by any means and in any form whatsoever (in particular by way of creation, contribution, subscription, purchase of shares or stock, merger, joint venture or grouping), the administration, management, control and development of said interests and shareholdings;

-        the management, sale and consolidation of these interests and participations;

-        and more generally all economic, legal, industrial, commercial, civil, financial, movable or immovable transactions directly or indirectly related to its corporate purpose, or any similar, related or complementary objects or likely to promote its extension or development.

The Company may act, both in France and abroad, on its own behalf or on behalf of third parties, either alone or in partnership, joint venture, economic interest grouping, or company, with any other companies or individuals, and may carry out, in any form whatsoever, directly or indirectly, operations falling within its corporate purpose.

Article 4 - Head office

The registered office is located at:

24 Av. Emile Baudot
91120 Palaiseau
France

The transfer of the Company’s registered office may only be decided by the extraordinary general meeting acting in accordance with the conditions provided for by law and these articles of association.

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Article 5 - Duration

The duration of the Company is 99 years from its registration in the Trade and Companies Register, except in cases of extension or early dissolution.

Article 6 - Share capital

The share capital is set at the amount of EUR [•] (€[•]).

It is divided into [•] ([•]) ordinary shares with a nominal value of EUR [•] (€[•]), fully paid up.

Article 7 - Modification of the share capital

The share capital may be increased, reduced or depreciated under the conditions provided for by the applicable laws and regulations.

Article 8 - Payment of shares

In the event of a capital increase, the cash shares must, at the time of subscription, be paid up of the minimum amount provided for by laws and regulations. Partially paid-up shares are registered until they are fully paid up. The surplus is paid up in one or more instalments by decision of the board of directors within a maximum period of five years from the day on which the capital increase became final.

Calls for funds are brought to the attention of subscribers by registered letter with acknowledgement of receipt sent at least fifteen days before the date set for each payment. Payments are made either at the registered office or at any other place indicated for this purpose.

If the shareholder fails to make payment by the dates set by the board of directors, the amounts due shall, by operation of law, bear interest at the legal interest rate, from the due date, without prejudice to the other remedies and penalties provided for by the laws and regulations, the Company being able in particular to sell the securities not paid up from the payments due.

Article 9 - Form of shares

The shares must be registered. They shall be recorded in an individual account under the conditions and in accordance with the procedures provided for by the laws and regulations.

Article 10 - Indivisibility of shares

The shares are indivisible with respect to the Company. The co-owners of undivided shares are represented at general meetings by one of them or by a sole proxy. In the event of disagreement, the representative is appointed in court at the request of the most diligent co-owner.

The voting rights attached to the share belong to the usufructuary (usufruitier) in ordinary general meetings and to the bare owner (nu-propriétaire) in extraordinary general meetings.

Article 11 - Transfer and transmission of shares

Shares are freely transferable.

The transfer of shares is carried out by transfer from account to account, in accordance with the terms and conditions defined by the applicable laws and regulations.

The shares may be leased or loaned under the conditions provided for by the applicable laws and regulations.

Article 12 - Rights and obligations attached to the shares

Each share gives its holder a simple right to vote at general meetings.

Each share entitles its holder to a proportional share of the profits and of the Company’s assets corresponding to the portion of capital it represents. Ownership of a share automatically implies adherence to the articles of association and the decisions of the general meeting. Shareholders shall bear losses only up to the amount of their contributions.

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The heirs, creditors, assigns or other representatives of a shareholder may not request the sealing of the Company’s assets and securities, nor request their division or sale, nor interfere in the acts of its administration; in exercising their rights, they must refer to the corporate inventories and the decisions of the general meeting.

Whenever it is necessary to own several shares in order to exercise any right, in the event of an exchange, consolidation or allocation of shares, or as a result of an increase or reduction of capital, a merger or other corporate operation, the owners of individual shares or of a number of shares fewer than required may exercise this right only on condition that they are personally involved in the grouping and, possibly, the purchase or sale of the necessary number of shares.

Article 13 - Organization and functioning of the board of directors

13.1.    Composition

The Company shall be managed by a board of directors composed of up to eighteen (18) members, appointed by the general meeting, who may be either individuals or legal entities.

Directors who are legal entities are required, at the time of their appointment, to appoint a permanent representative who is subject to the same conditions and obligations and who incurs the same civil and criminal liabilities as if he/she were a director in his own name, without prejudice to the joint and several liability of the legal entity he/she represents. This mandate of permanent representative is given to him/her for the duration of that of the legal entity he/she represents; it must be renewed each time the latter’s term of office is renewed.

When the legal entity dismisses its representative, it is required to notify the Company of this dismissal without delay by registered letter and to appoint, in accordance with the same procedures, a new permanent representative; the same applies in the event of the death or resignation of the permanent representative.

13.2.    Duration of office

The term of office of the directors shall be three (3) years; it expires at the end of the general meeting which decides on the accounts for the past financial year and held in the year in which their term of office expires.

Directors are always eligible for re-election.

The board of directors shall be renewed annually on a rotating basis, such that this rotation applies to a portion of the members of the board of directors.

As an exception, the general meeting may, for the purpose of implementing or maintaining the rotation referred to, appoint one or more directors for a different term not exceeding three (3) years or reduce the term of office of one or more incumbent directors to a term of less than three (3) years, in order to allow for a staggered renewal of the terms of office of directors.

The term of office of any director so appointed or whose term of office has been modified to a term not exceeding three (3) years shall end at the conclusion of the general meeting that approves the financial statements for the previous fiscal year and is held in the year in which their term of office expires.

13.3.    Vacancy - Co-optation

In the event of a vacancy due to the death or resignation of one or more directorships, the board of directors may, between two general meetings, make provisional appointments.

However, if the number of directors in office is less than the minimum required by laws and regulations, the general meeting will be convened in accordance with the terms and conditions provided for by the laws and regulations for the purpose of completing the number of members of the board of directors.

Provisional appointments made by the board of directors are subject to ratification at the next general meeting. In the absence of ratification, the deliberations taken and the acts previously carried out by the board of directors shall nevertheless remain valid.

The director appointed to replace another director shall remain in office only for the remainder of the term of office of his predecessor.

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13.4.    Remuneration

The general meeting shall set the amount of the remuneration of the directors in respect of their duties. The board of directors, following an express deliberation, shall distribute this remuneration freely among the directors, subject to the applicable legislative and regulatory provisions.

Expenses incurred by the directors in the performance of their duties and in the interest of the Company shall be reimbursed by the Company upon submission of supporting documents.

13.5.    Censors

The board of directors may appoint one or more censors chosen from among the shareholders, individuals or legal entities, or from outside them.

The term of office of the censors is set by the board of directors but may not exceed two (2) years; it expires at the end of the general meeting which decides on the accounts for the past financial year and held in the year in which their term of office expires. The censors are always eligible for re-election.

The censors may be dismissed by the board of directors at any time, without reason or compensation.

In the event of the death, resignation or termination of office of a censor for any other reason, the board of directors may replace him/her for the remainder of his or her term of office.

The censors are called upon to attend meetings of the board of directors as observers and may be consulted by the board of directors or by its chairman. They may not take part in the vote on the deliberations of the board of directors.

Article 14 - Chairman of the board of directors

The board of directors elects its chairman from among its natural person members. He/she is elected for the entire duration of his/her term of office as a director and is eligible for re-election.

The chairman of the board of directors shall be subject to the age limit of eighty-five (85) years. If he/she exceeds this age limit, he/she is deemed to have resigned automatically at the end of the general meeting called to approve the accounts for the financial year in which it was reached.

In the event of separation of the functions of chairman of the board of directors and managing director, either of them must in all circumstances be a citizen of a Member State of the European Union, have a fluent command of the French language and have a solid knowledge of the French and European legal environment.

In the event of combining the functions of chairman of the board of directors and managing director, the chairman of the board of directors and managing director must in all circumstances be a citizen of a Member State of the European Union, have a fluent command of the French language and have a solid knowledge of the French and European legal environment.

The board of directors determines the remuneration of the chairman.

Article 15 - Meeting of the board of directors

15.1.    Convening and holding of meetings of the board of directors

The board of directors shall meet as often as the interest of the Company requires, at the invitation of its chairman.

Invitations to meetings shall be sent three days before the meeting in writing, including by email and shall mention the agenda of the meeting. They can be carried out without delay and by any means, even verbally, in case of emergency.

The meeting of the board of directors shall be held at the registered office or at any other place indicated in the notice of meeting.

The board of directors will adopt internal regulations that it can modify by its simple decision.

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15.2.    Quorum and majority

The board of directors shall deliberate validly only if at least half of its members are present, deemed to be present or represented.

The board of directors has the right to allow its members to participate in the deliberations by means of videoconference or telecommunication allowing their identification and guaranteeing their effective participation. They are then deemed to be present for the calculation of the quorum and the majority. These means transmit at least the voice of the participants and meet the technical characteristics allowing the continuous and simultaneous transmission of the deliberations.

Any director may give, even by letter, or email, power of attorney to one of his colleagues to represent him at a meeting of the board of directors, but each director may represent only one of his colleagues.

Decisions are taken by a majority of the directors present, deemed to be present or represented. In the event of a tie, the chairman of the meeting shall have the casting vote.

15.3.    Attendance register

An attendance register shall be kept, which shall be signed by the directors present at the meeting of the board of directors and which shall mention, where applicable, the participation of directors by videoconference or telecommunication.

15.4.    Minutes

The deliberations of the board of directors shall be recorded in minutes drawn up in accordance with the legislative provisions in force and signed by the chairman of the meeting and by one director or, in the event of the chairman being unable to attend, by two directors. Copies or extracts of the minutes of the deliberations shall be validly certified by the chairman of the board of directors, the managing director, the deputy managing director, the director temporarily acting as chairman or an authorized representative for this purpose.

Article 16 - Powers of the board of directors

The Board of Directors sets the strategic direction for the Company’s operations and ensures its implementation, in accordance with the corporate interest, while taking into account the social and environmental implications of its operations. Subject to the powers expressly granted to shareholders’ meetings, and within the limits of the company’s purpose, it addresses any matter affecting the proper functioning of the Company and resolves, through its deliberations, the affairs concerning it.

In relations with third parties, the Company is bound even by acts of the board of directors which do not fall within the corporate purpose, unless it proves that the third party knew that the act exceeded this purpose or that it could not have been unaware of it in view of the circumstances, it being excluded that the mere publication of the articles of association is sufficient to constitute this proof.

The board of directors shall carry out such checks and verifications as it deems appropriate. Each director receives all the information necessary for the accomplishment of his/her mission and can be sent all the documents he/she deems useful.

Article 17 - Powers of the chairman of the board of directors

The chairman of the board of directors chairs the meetings of the board of directors, organises and directs the work of the board of directors, which he/she reports to the general meeting. He/she ensures the proper functioning of the Company’s organs and ensures, in particular, that the directors are able to fulfil their mission.

In the event of temporary incapacity or death of the chairman, the board of directors may delegate a director to act as chairman. In the event of a temporary impediment, this delegation is given for a limited period; it is renewable. In the event of death, it is valid until the election of the new chairman.

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Article 18 - General management

18.1.    Choice between the two methods of exercising the general management

The general management of the Company is ensured, under his responsibility, either by the chairman of the board of directors, or by another person appointed by the board of directors and bearing the title of managing director, according to the decision of the board of directors acting by a [simple]/[two-thirds] majority of the members present, deemed to be present or represented, who chooses between the two methods of exercising general management. It informs shareholders in accordance with the regulatory conditions.

When the general management of the Company is assumed by the chairman of the board of directors, the following provisions relating to the chief executive officer shall apply to him.

18.2.    Managing director

The managing director may be chosen from among the directors or not. The board of directors determines the duration of his/her term of office as well as his/her remuneration. The managing director is subject to the age limit set by laws and regulations. If he/she exceeds this age limit, he/she is deemed to have resigned automatically at the end of the general meeting called to approve the accounts for the financial year in which it was reached.

The managing director may be removed from office at any time by the board of directors. If the dismissal is decided without just cause, it may give rise to damages, except when the managing director assumes the duties of chairman of the board of directors.

The managing director is vested with the widest powers to act in all circumstances on behalf of the Company. He/she exercises these powers within the limits of the company’s purpose and subject to those expressly assigned by laws and regulations to shareholders’ meetings and the board of directors.

He/she represents the Company in relations with third parties. The Company is bound even by acts of the managing director which do not fall within the scope of the corporate purpose, unless it proves that the third party knew that the act exceeded this purpose or that he could not have been unaware of it in view of the circumstances, it being excluded that the mere publication of the articles of association is sufficient to constitute such proof.

The provisions of the articles of association or the decisions of the board of directors limiting the powers of the managing director shall not be enforceable against third parties.

18.3.    Deputy managing directors

On the proposal of the managing director, the board of directors may appoint one or more natural persons responsible for assisting the managing director with the title of deputy managing director, whose remuneration it determines.

The number of deputy managing directors may not exceed five (5).

Deputy managing directors may be removed at any time by the board of directors, on the proposal of the managing director. If the dismissal is decided without just cause, it may give rise to damages.

When the managing director ceases or is prevented from exercising his/her duties, the deputy managing directors shall retain, unless the board of directors decides otherwise, their functions and powers until the appointment of the new managing director.

In agreement with the managing director, the board of directors determines the scope and duration of the powers conferred on the deputy managing director. The latter have the same powers as the managing director with regard to third parties.

The age limit applicable to the managing director also applies to deputy managing directors.

Article 19 - Statutory auditors

The audit of the Company’s accounts is carried out by one or more statutory auditors appointed and carrying out their mission in accordance with the laws and regulations.

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In accordance with the provisions of Article L. 821-40 of the French Commercial Code, when the statutory auditor thus appointed is a natural person or a single-member company, one or more alternate statutory auditors, called upon to replace the holders in the event of refusal, impediment, resignation, removal from the list or death are appointed under the same conditions.

The statutory auditors and alternate auditors are appointed for a period of six (6) financial years.

Article 20 - General meetings

20.1.    Convening and location of general meetings

General meetings are convened and deliberate under the conditions laid down by the laws and regulations and exercise the powers conferred on them in accordance with them.

Meetings shall be held at the registered office or at any other place indicated in the notice of meeting.

20.2.    Participation in general meetings

All shareholders have the right to attend general meetings and to participate in the deliberations personally or through a proxy, upon simple proof of their identity and regardless of the number of shares they own, as long as they have been paid up in accordance with the conditions provided for by the legal and regulatory provisions, and the shareholder can prove that they have been registered in an account held by the Company at least five working days (at zero hours) before the date of the general meeting.

Any shareholder may only be represented by his/her spouse, his/her partner with whom he/she has entered into a civil solidarity pact or by another shareholder; to this end, the representative must justify his mandate.

Any shareholder may participate in the general meetings by videoconference or by any means of telecommunication under the conditions set by the laws and regulations. The authorized means of telecommunication will be mentioned in the notice of meeting.

20.3.    Chairing of general meetings

General meetings shall be chaired by the chairman of the board of directors or, in his absence, by a member of the board of directors specially delegated for this purpose by the board of directors. Failing this, the general meeting itself appoints its chairman.

20.4.    Minutes

Minutes shall be drawn up and copies or extracts of the proceedings shall be issued and certified in accordance with the laws and regulations.

Article 21 - Financial year

Each financial year has a duration of one year that begins on January 1 and ends on December 31.

Article 22 - Annual accounts - Allocation of profit

The board of directors keeps regular accounts of the corporate operations, and prepares annual accounts and consolidated accounts, in accordance with the laws, regulations and standards in force.

The income statement, which summarizes the income and expenses for the financial year, shows the profit or loss for the financial year by difference, after deduction of depreciation and provisions. From the profit for the financial year less, where applicable, previous losses, at least five percent (5%) shall be deducted to constitute the legal reserve fund. This allocation ceases to be compulsory when the reserve reaches one-tenth of the share capital; it resumes when, for any reason, the legal reserve has fallen below this tenth.

Distributable profit is made up of the profit for the financial year, less previous losses, as well as sums to be set aside in accordance with laws and regulations or articles of association, and increased by the profit carry-forward. From this profit, the general meeting may deduct any sums it deems appropriate to allocate them to any optional reserve funds or carry them forward again.

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In addition, the general meeting may decide to distribute sums drawn from the reserves at its disposal, expressly indicating the reserve items from which the withdrawals are made. However, dividends are deducted as a priority from the distributable profit for the financial year.

Except in the case of a capital reduction, no distribution may be made to shareholders when the equity capital is or would become less than the amount of the capital plus reserves that the laws and regulations or the articles of association do not allow to be distributed. The revaluation spread is not distributable; it may be incorporated in whole or in part into the capital.

Article 23 - Payment of dividends

The terms and conditions for the payment of dividends voted by the general meeting shall be determined by it or, failing that, by the board of directors. However, the payment of dividends in cash must take place within a maximum period of nine months after the end of the financial year, unless extended by judicial authorization.

The ordinary general meeting has the right to grant each shareholder, for all or part of the dividend distributed, an option between the payment of the dividend in cash or in shares, under the legal conditions.

When a balance sheet drawn up during or at the end of the financial year and certified by an statutory auditor shows that the Company, since the end of the previous financial year, after the necessary depreciation and provisions, deducting any previous losses as well as the sums to be set aside in accordance with the laws and regulations or the articles of association and taking into account the profit carry-forward, has made a profit, interim dividends may be distributed before the financial statements for the financial year are approved. The amount of these advance payments may not exceed the amount of the profit thus defined.

Dividends not claimed within five (5) years of their payment are time-barred.

Article 24 - Liquidation

Subject to the applicable legislative provisions, the Company is in liquidation from the moment of its dissolution, which occurs for any reason whatsoever. The general meeting of shareholders then regulates the method of liquidation and appoints the liquidator(s). The legal personality of the Company shall continue for the purposes of its liquidation until its closure.

Article 25 - Disputes

Any disputes that may arise during the term of the Company or, after its dissolution, during the course of the liquidation operations, either between the shareholders, the management or administrative bodies and the Company, or between the shareholders themselves, relating to the company’s affairs or the execution of the provisions of the articles of association, shall be submitted to the jurisdiction of the courts within the jurisdiction of the Company’s registered office.

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